As filed with the Securities and Exchange Commission on October 31, 2001
                           Registration No. 333-52414

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 5
                                       TO
                                    FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     WIN OR LOSE ACQUISITION CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                       6770                  59-3685745
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                (727) 738-5838
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                                 Sally A. Fonner
                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                (727) 738-5838
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                               WITH COPIES TO:
       John L. Petersen, Esq.                    J. David Washburn, Esq.
          Petersen & Fefer                         Arter & Hadden LLP
        Chateau de Barbereche                 1717 Main Street, Suite 4100
     Switzerland 1783 Barbereche                Dallas, Texas 75201-4605
          41(0)26-684-0500                           (214) 761-4309
Voicemail and Facsimile: (281) 596-4545         Facsimile (214) 741-7139
           jlp@ipo-law.com                      dwashbur@arterhadden.com
           ---------------                      ------------------------

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

   This registration statement relates to a continuous and integrated offering of securities that will require the use of at least three different forms of prospectus:

     o Our first prospectus is included in this registration statement and will be used in connection with our offering of common stock to the public for cash pursuant to Rule 419, our issuance of compensation shares and our initial discussions with potential targets

     o Upon completion of our Rule 419 offering, we will file a post-effective amendment to this registration statement containing a second prospectus that provides information on the results of our Rule 419 offering, the number of purchasers, the proceeds received and the expenses paid. We will use the second prospectus in connection with our issuance of compensation shares and our detailed discussions with potential targets..

     o Our third prospectus will be included in a post-effective amendment to this registration statement that will be filed after the execution of preliminary agreements relating to a specific business combination. The third prospectus will be used to finalize the terms of the proposed business combination.

     o If possible, we will integrate the prospectus for our Rule 419 reconfirmation offering in the third prospectus. If the complexity of a transaction makes such integration undesirable, we will prepare a fourth prospectus for use in connection with our reconfirmation offering.

Preliminary Prospectus                                   Subject to Completion

                       Win or Lose Acquisition Corporation

                        15,000,000 shares of common stock


     We are a "blank check company," as that term is defined in Securities and Exchange Commission Rule 419. The purpose of this offering is to create a "public shell" that will attempt to negotiate and enter into a business combination with an unidentified privately held company.

     We are offering to sell 500,000 shares of our common stock to investors at a price of $0.25 per share. Our registration statement also includes 500,000 compensation shares that we will issue to our officers and advisors as compensation for services; 12,500,000 acquisition shares that we will offer to third parties in connection with a business combination; and 1,500,000 founders' shares that our officers and directors may sell to third parties in connection with a business combination. We will receive services in exchange for compensation shares and property in exchange for acquisition shares. We will not receive any proceeds from the sale of the founders' shares.

     We will offer our shares on an "all or none" basis for a period of 180 days from the date of this prospectus. We are offering the shares on a "self-underwritten" basis. That means our officers and directors will sell our shares directly to investors without the assistance of an underwriter.

     We will deposit all subscription funds in escrow with First Union National Bank upon receipt. We refer to this escrow as the "Rule 419 escrow" in this prospectus. If all 500,000 initial public offering shares are not sold to investors within 180 days from the date of this prospectus, we will terminate the offering and return all subscription funds to investors within five days, together with any interest earned on the Rule 419 escrow.

     If we sell all 500,000 shares, $12,500 of the offering proceeds, or 10%, will be released to us. The remaining funds in the Rule 419 escrow and an additional $12,500 contributed by our founders will be retained in the Rule 419 escrow for the sole benefit of investors until we have negotiated a business combination, complied with the disclosure and reconfirmation requirements of Rule 419, and completed the business combination.

     There has never been a public market for our shares. You will not receive a stock certificate or be permitted to sell your shares until we negotiate a business combination, comply with the requirements of Rule 419 and close the transaction. If we complete a business combination and you accept our reconfirmation offering, you will be required to retain ownership of at least 100 shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or
  disapproved of these securities or determined if this prospectus is truthful or complete.
            Any representation to the contrary is a criminal offense.

 Investing in our shares is extremely speculative. The offering described in this prospectus involves a very
     high degree of risk. Persons who cannot afford to lose their entire investment should not consider
     an investment in our shares. See "Risk Factors" beginning on page 4.

==============================================================================
                                             Underwriting
------------------------------------------------------------------------------
==============================================================================
                                Price to     Discounts and   Proceeds to
------------------------------------------------------------------------------
                                 Public       Commissions    the Company
Per share                         $0.25             --           $0.25
------------------------------------------------------------------------------
TOTAL OFFERING                 $125,000             --        $125,000
==============================================================================

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

               The date of this prospectus is November __, 2001

     We are offering the shares subject to prior sale, the requirements of Securities and Exchange Commission Rule 419 and the approval of certain legal matters by counsel. We reserve the right to withdraw, cancel or modify this offering at any time and to reject any subscription in whole or in part.

                                TABLE OF CONTENTS


Prospectus Summary........................................................1

Summary Financial Information.............................................3

Risk Factors..............................................................4

   Risks for All Investors................................................4

     o The prior experience of our officers and directors highlights the inherent risks of our business strategy. Even if we complete a business combination, it is unlikely that an active, stable, liquid and sustained public market for the stock of the combined companies will develop.

     o Our officers and directors do not have any direct experience with Rule 419 transactions that you can use to evaluate our future potential.

     o You will not have access to your money for up to 18 months from the date of this prospectus.

     o Our Rule 419 escrow will not generate substantial interest income and the combined companies will keep the interest if our stockholders accept our reconfirmation offer.

     o You will not be able to sell, pledge or transfer your shares until we complete a business combination.

     o You will be required to retain ownership of at least 100 shares for up to six months after we complete a business combination.

     o This offering will not be a significant source of operating cash and we will not be able to obtain additional financing until we complete a business combination.

     o Time pressures may increase the risk that we will truncate our due diligence procedures, lower our expectations or liberalize our selection standards.

     o Our reconfirmation offering will be a one time "take it or leave it" proposition.

     o You may not be able to rely on the collective business judgment of our other investors.

     o If you reconfirm your investment, you will pay a cash price per share that is much higher than the average cash price paid by our insiders.

     o We expect a business combination to result in a change in control and our current management will not have any power to influence the decisions of the combined companies.

     o Our officers and directors will be able to approve all corporate actions without your consent.

     o The personal pecuniary interests of our founders may conflict with their fiduciary duties.

     o All of our officers and directors are engaged in other business activities and will face conflicts of interest in allocating their time between our company and their other business affairs.

     o    Our inability to compensate our officers and principal advisors
          with  cash  will   increase  the  potential  for  conflicts  of
          interest.

     o If we lose the services of John L. Petersen, we may be unable to pay the fees of outside legal counsel.

     o All of our outstanding shares and all the shares we plan to issue are included in our registration statement.

     o Our regulatory status may make a business combination more complex and expensive.

     o The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock.

   Additional Risks for Recipients of Compensation Shares.................7

     o Each person who performs services in return for compensation shares will bear the risk that subsequent events beyond our control will render the compensation shares worthless.

     o Your compensation shares will be taxable at ordinary income rates when they are issued.

     o If we are successful and your compensation shares are released from the Rule 419 escrow, you will be bound by the contractual resale restrictions described in our prospectus.

   Additional Risks for Owners of Potential Targets.......................7

     o You should expect increased scrutiny from the regulatory community and skepticism from the financial community if you enter into a business combination with our company.

     o You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months.

     o    You should not consider a business combination with our company
          if  you  are  seeking  short-term   investment   liquidity  for
          corporate insiders.

     o A business combination with our company will probably not be less expensive than a traditional IPO.

     o The stock of the combined companies will not qualify for an immediate Nasdaq listing and may never qualify for such a listing.

     o Our current stockholders are likely to be "sellers" of shares and the availability of large quantities of stock may impede the development of a trading market or make the market more volatile.

     o We are not investment bankers and you will need to devote substantial time, effort and expense to the development of an active trading market for the stock of the combined companies.

     o If the combined companies are successful, there may not be enough shares available to satisfy the market.

This Prospectus Includes Forward Looking Statements.......................9

This Offering is Subject to Securities and Exchange Commission Rule 419..10

Use of Proceeds..........................................................12

Arbitrary Determination of Offering Price................................13

Dilution.................................................................13

Capitalization...........................................................14

Managements' Discussion and Analysis of
   Financial Condition and Results of Operations.........................15

Proposed Business........................................................16

Management...............................................................22

Principal Stockholders...................................................28

Certain Transactions.....................................................29

Description of Securities................................................30

Plan of Distribution
   Self-Underwritten Offering............................................31
   Initial Public Offering...............................................32
   How to Purchase Shares in Our Initial Public Offering.................33
   Issuance of Compensation Shares.......................................33
   Issuance of Acquisition Shares........................................34
   Offer and Sale of Founders' Shares by Selling Stockholders............35

Shares Eligible for Future Sale..........................................36

Experts..................................................................38

Legal Matters............................................................38

Where You Can Find Additional Information................................39

Index to Financial Statements...........................................F-1

Instructions for Investors..............................................S-1

Subscription Agreement for Shares of Common Stock.......................S-1






 ......Until  90 days  after  the date  when the  subscription  funds  and  stock certificates are released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.

                           Copyright (C) October 2001
                      Petersen & Fefer, Attorneys at Law
            THIS DERIVATIVE WORK HAS BEEN CREATED WITH PERMISSION
                          ALL OTHER RIGHTS ARE RESERVED

                               PROSPECTUS SUMMARY

      We are a "blank check company." We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. The purpose of this offering is to create a "public shell" that will attempt to engage in a business combination with an unidentified company. We refer to acquisition candidates as "targets" in this prospectus. We will not restrict our search for a target to any particular industry. We had $38,426 in cash at September 30, 2001. Our business plan is entirely contingent on the successful completion of this offering.

     If we complete this offering, we believe the owners of a target may conclude that a business combination with us is an attractive alternative to an initial public offering, or "IPO." Our belief is based on the experience of our officers and directors in similar transactions between private companies and public shells. We have not identified a target or commenced negotiations with any potential targets. There can be no assurance that we will be able to identify a suitable target or negotiate a business combination on acceptable terms.

      We were incorporated in the State of Delaware on December 1, 2000. Our principal executive office is located at 1268 Bayshore Boulevard, Dunedin, Florida 33698. Our telephone number is (727) 738-5838.

The Offering

     We are offering 500,000 shares of common stock to investors at a price of $0.25 per share. We are offering our shares on a self-underwritten basis in 1,000 share blocks. The minimum subscription we will accept from any investor is 1,000 shares ($250) and the maximum subscription is 10,000 shares ($2,500). We intend to offer our shares for sale in the State of New York. We also intend to offer shares to persons who are not residents of the United States, but only to the extent we may lawfully do so. No person or group has made any commitment to purchase any of the shares offered by us.

     You will not receive a stock certificate or be permitted to sell your shares until we negotiate a business combination, comply with the requirements of Rule 419 and close the transaction. Our shares are not expected to qualify for immediate inclusion in the Nasdaq system after completion of a business combination and may never qualify for such a listing. If a Nasdaq listing is unavailable, the likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that do not qualify for inclusion in The Nasdaq system. If a public market for our shares develops, it is likely to be illiquid and volatile.

     If we complete a business combination and you accept our reconfirmation offering, you will be required to retain ownership of at least 100 shares until the earlier of (a) six months after the closing of the business combination, or
(b) the listing of the stock of the combined companies on the Nasdaq system.

Rule 419 Safeguards

     We will deposit all subscription funds in our Rule 419 escrow upon receipt. If we sell all 500,000 shares, $12,500 in offering proceeds, or 10%, will be released to us. All remaining offering proceeds and accumulated interest will be retained in the Rule 419 escrow until we have negotiated a business combination, complied with the disclosure and reconfirmation requirements of Rule 419, and completed the business combination.

     To insure that the balance of the Rule 419 escrow will equal or exceed the cash proceeds of this offering, until we comply with Rule 419 and complete a business combination, our founders will contribute $12,500 of their personal funds to the Rule 419 escrow on the closing date.

     We will deposit stock certificates for the 1,500,000 founders' shares currently outstanding and the 500,000 shares issuable to investors in the Rule 419 escrow upon completion of this offering. We will deposit stock certificates for the 500,000 compensation shares in the Rule 419 escrow upon issuance. These certificates will be held in trust for the benefit of the owners of the deposited shares until we comply with the requirements of Rule 419 and complete a business combination. The owners of founders' shares and compensation shares will not have any interest in the cash deposited in the Rule 419 escrow and will not share in any cash distributions from the Rule 419 escrow.

     When we negotiate a business combination, we will promptly file a post-effective amendment to our registration statement that contains the information specified in Rule 419(e)(1)(i) - (iii). Within five days after the effective date of our post-effective amendment, we will mail an updated prospectus to each investor. Investors will then be given not less than 20 days and not more than 45 days to determine whether they want to reconfirm their investments. Within five days after the completion of our reconfirmation offering, the escrow agent will mail a refund check to each investor who does not reconfirm his investment in writing. The amount of the refund check will equal the full purchase price of our shares, plus a pro rata share of any accumulated interest.

     If all investors elect to reconfirm their investments, then the $12,500 our founders contribute to the Rule 419 escrow will be released to our company and accounted for as an additional capital contribution from the founders. If we fail to negotiate a business combination or our reconfirmation offering is not successful, then the entire $12,500 our founders contribute to the Rule 419 escrow will be distributed to investors.

     Our Certificate of Incorporation provides for the prompt liquidation of our company if we are unable to (a) negotiate a business combination within 15 months after the date of this prospectus, or (b) close a business combination within 17 months after the date of this prospectus. If these provisions become operative, each investor will be entitled to receive two distributions. The first will be a liquidating distribution from our company equal to the stockholder's proportional share of our remaining assets. The second will be a distribution from the Rule 419 escrow equal to the full purchase price paid of our shares, plus a pro rata share of any accumulated interest.

Rule 419 Acquisition Plan

     We will promptly begin our search for a suitable target. We believe our search for a target will be a time-consuming process that will require several months of investigation and evaluation. We also expect the negotiation of specific business combination terms to be a time consuming process. Therefore, we do not expect to identify a target and negotiate a business combination before the end of our 180-day offering period. In addition to the shares that will be offered to investors for cash, we have included the following shares in our registration statement to facilitate a business combination:

  12,500,000  acquisition shares that we will offer to issue to the owners of a target in connection with a business combination;

   1,500,000  founders' shares that our current  stockholders will offer to sell
              to  the  owners  of  a  target  in  connection   with  a  business
              combination; and

     500,000 compensation shares that we will issue to our officers and advisors as payment for managing our affairs, identifying a potential target and negotiating a business combination.

      The following table provides summary forward-looking information on the potential future ownership of our company assuming that (a) all of the compensation shares are issued to our current officers, (b) all of the acquisition shares are issued in connection with a business combination, and (c) all of the founders' shares are sold to the owners of a target.


                                                      Original      Stock issuances  Potential future    Percent
Current Officers and Directors                        holdings        and (sales)        ownership      of total
Founders' shares currently outstanding               1,500,000
Founders' shares sold to owners of target                             (1,500,000)
Compensation shares issued                                  --           500,000          500,000
                                                            --          --------          -------
Total                                                1,500,000        (1,000,000)         500,000          3.33%

Investors in this offering                                  --           500,000          500,000          3.33%

Owners of the target
Purchase of founders' shares                                --         1,500,000        1,500,000
Acquisition shares issued                                   --        12,500,000       12,500,000
                                                                      ----------       ----------
Total                                                                 14,000,000       14,000,000         93.33%
                                                                                       ----------         ------

Shares outstanding after business combination                                          15,000,000        100.00%

                          SUMMARY FINANCIAL INFORMATION

Summary Statement of Operations Data

      The following table presents summary information on our results of operations for the one-month period December 1, 2000 (Inception) through December 31, 2000, and for the three- and nine-month periods ended September 30, 2001. The statement of operations data is qualified in its entirety by our financial statements.

                                                               Interim Periods                  December 1, 2000
                                                           Ended September 30, 2001            (Inception) through
                                                          --------------------------
                                                      Three-Months           Nine-Months        December 31, 2000
                                                       (Unaudited)          (Unaudited)             (Audited)
Organization Costs                                           $--                   $--               $ 7,215
Operating Expenses                                            --                    72                 1,000
                                                              --                   ---                ------
Total Expenses                                               $--                  $ 72               $ 8,215
Net Income (Loss)                                            $--                 $ (72)             $ (8,215)
                                                             ===                 ======             =========
Net Income (Loss) Per Common Share                           $--                   $--                $ (.01)
                                                             ===                   ===                =======
Number Of Common Shares Outstanding                    1,500,000             1,500,000             1,500,000
                                                       =========             =========             =========

Summary Balance Sheet Data

      The  following  table  presents  summary   information  on  our  financial
condition as of December 31, 2000 and September 30, 2001. The table also presents two "as adjusted" cases. The first case gives immediate effect to the completion of our public offering of shares for cash on an all or none basis. The second case gives immediate effect to the completion of (i) our public offering of shares for cash on an all or none basis, and (ii) the issuance of the compensation shares which is only contingent on the completion of our initial public offering. The historical and as adjusted balance sheet data is qualified in its entirety by our financial statements.

                                             As of              As of          As adjusted for the completion of
                                       December 31, 2000 September 30, 2001    Public Offering      Compensation
                                           (Audited)         (Unaudited)          for Cash         Share Issuance
Cash in banks (1)                           $44,000            $ 38,426           $ 44,866 (2)        $ 44,866 (2)
Deposits and prepaid expenses                    62                  62                 62                  62
Deferred offering costs (3)                  18,478              77,771 (4)         98,500 (5)         223,500 (6)
                                            -------             -------            -------            --------
Total assets                                $62,540            $116,259           $143,428            $268,428
                                            =======            ========           ========            ========

Current Liabilities                         $ 4,000                 $--               $--                 $--
Common stock (7)                              1,500               1,500              2,000               2,500
Additional paid-in capital                   65,255             123,046            149,715 (8)         274,215 (9)
Deficit accumulated during
   the development stage                     (8,215)             (8,287)            (8,287)             (8,287)
                                            --------            --------           --------            --------
Total stockholders' equity                   58,540             116,259            143,428             268,428
Total liabilities and equity                $62,540            $116,259           $143,428            $268,428
                                            =======            ========           ========            ========

     (1) The cash in the Rule 419 escrow will not become an asset of our company until we complete our reconfirmation offering and close a business combination.

     (2) Reflects the receipt of $12,500 in offering proceeds and the payment of $6,060 in additional offering costs.

     (3) Deferred offering costs will be carried as an intangible asset until we complete a business combination.

     (4) We incurred $77,771 in offering costs prior to September 30, 2001. Our company has paid $4,940 of these costs and our founders paid or agreed to pay $72,831 from their personal funds.

     (5) We expect to pay approximately $20,729 in additional offering costs in connection with this offering. Our company will pay $6,060 of these costs and our founders will pay any excess from their personal funds.

     (6) Assumes that all compensation shares will be valued at $0.25 and accounted for as deferred offering costs.

     (7)  Based on  1,500,000  shares on September  30,  2001;  2,000,000 shares after completion of our initial public offering and 2,500,000 shares after the issuance of 500,000 compensation shares.

     (8) Reflects $12,000 in additional paid-in capital from the proceeds of this offering and $14,669 in additional paid-in capital from the payment of estimated additional offering costs by our founders.

     (9) Reflects $124,500 in additional paid-in capital from the issuance of compensation shares.

                                  RISK FACTORS

      Our shares are extremely speculative and the offering described in this prospectus involves a very high degree of risk. In fact, our officers and directors believe that a public offering by a blank check company is one of the most speculative investments available. You should carefully consider the risks described below and the other information in this prospectus before making an investment decision. You should not purchase our shares if you cannot afford to lose your entire investment.

Risks for Cash Investors

     The prior experience of our officers and directors highlights the inherent risks of our business strategy. Even if we complete a business combination, it is unlikely that an active, stable, liquid and sustained public market for the stock of the combined companies will develop.

     Our officers and directors have been involved in five recent transactions involving business combinations between private companies and public shells. In each of these transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board, trading has not been active, liquid or sustained, and the market prices have been volatile. Even if we complete a business combination, it is unlikely that an active, stable, liquid and sustained public market for the stock of the combined companies will develop. Investors are encouraged to independently review the available information on these prior transactions.

     Our officers and directors do not have any direct experience with Rule 419 transactions that you can use to evaluate our future potential.

      Transactions under Rule 419 are considerably more complex than traditional shell transactions. Our officers and directors do not have any direct experience with Rule 419 transactions and their prior experience with simple shell transactions may not be a reliable indicator of their ability to complete a business combination that is subject to Rule 419. There is no assurance that we will be able to negotiate a timely business combination or that our reconfirmation offering will be successful. If we fail to accomplish either of these goals, you will only receive your pro rata share of (a) the funds on deposit in the Rule 419 escrow and (b) our liquidating distributions, if any.

     You will not have access to your money for up to 18 months from the date of this prospectus.

     Subscriptions to purchase shares are irrevocable upon receipt and you will have no right to withdraw your money from the Rule 419 escrow. If you subscribe to purchase our shares, you will be irrevocably committing your money for up to 18 months with no assurance that our activities will be successful.

      Our Rule 419 escrow will not generate substantial interest income and the combined companies will keep the interest if our stockholders accept our reconfirmation offer.

     The funds in the Rule 419 escrow may only be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. Investments of this nature typically yield far less than alternative investments and interest earned on the Rule 419 escrow is not expected to be substantial. You will be required to include your pro rata share of any accrued interest in your taxable income. If we negotiate a business combination and you reconfirm your investment, your pro rata share of the interest we earn on the Rule 419 escrow will be retained by the combined companies and your tax basis in our shares will be increased by a like amount.

     You will not be able to sell, pledge or transfer your shares until we complete a business combination.

     We will deposit your stock certificate in the Rule 419 escrow until we complete a business combination. You will not be able to sell, pledge or transfer your shares until we have completed our reconfirmation offering and the escrow agent has mailed your stock certificates to you.

     You will be required to retain ownership of at least 100 shares for up to six months after we complete a business combination.

     One of the principal features that give a public shell value is a relatively large number of stockholders. The terms of our subscription agreement require each investor to retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system. When our shares are released from the Rule 419 escrow, you will receive two stock certificates: one for 100 shares and a second for the balance of your shares. The certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

     This offering will not be a significant source of operating cash and we will not be able to obtain additional financing until after we complete a business combination.

     After completing this offering, establishing the Rule 419 escrow and deducting the $11,000 in offering costs that will be paid by our company, our total available cash resources will be approximately $45,000. Additional financing is not likely to be available until after we complete a business combination. If we spend our available cash and are unable to obtain additional financing, we will be forced to abandon our business plan, liquidate our company and return the funds in the Rule 419 escrow to investors.

     Time pressures may increase the risk that we will truncate our due diligence procedures, lower our expectations or liberalize our selection standards.

     Our Certificate of Incorporation requires the board of directors to liquidate our company if we are unable to (a) negotiate a business combination within 15 months from the date of this prospectus, or (b) close a business combination within 17 months from the date of this prospectus. This will increase the risk that we will truncate our due diligence procedures, lower our expectations or liberalize our selection standards over time.

     Our reconfirmation offering will be a one time "take it or leave it" proposition.

     We will be required to conduct our reconfirmation offering as soon as we enter into a business combination where the fair value of the business to be acquired exceeds $3,000,000 calculated as 80% of the offering proceeds from the sale of the maximum number of shares registered in each of the public offerings contemplated hereby. If we select a target and make a reconfirmation offering that is not acceptable to investors, we will be required to refund the money in the Rule 419 escrow. Therefore, our reconfirmation offering will be a one time "take it or leave it" proposition.

     You may not be able to rely on the collective business judgment of our other investors.

     Rule 419 does not establish a fixed percentage of investors that must reconfirm their subscriptions before a business combination can be closed. Instead, it only requires that our final prospectus disclose the reconfirmation threshold negotiated by the parties. If a proposed transaction provides for a relatively low reconfirmation threshold, you may not be able to rely on the collective business judgment of a large number of other investors in making your reconfirmation decision. Moreover, if a proposed transaction provides for a relatively high reconfirmation threshold, the other investors may have the power to overrule your affirmative investment decision.

     If you reconfirm your investment, you will pay a cash price per share that is much higher than the average cash price paid by our insiders.

     After giving effect to the $45,000 they contributed in connection with the organization of our company, the $79,546 in organization and offering costs they have paid or agreed to pay as of September 30, 2001, the $14,669 in additional offering costs they expect to pay before the completion of this offering, and the $12,500 they will contribute to the Rule 419 escrow, the average cash price paid by "insiders" for the 2,000,000 shares that will ultimately be held by them will be approximately $0.10 per share. If we successfully implement our business plan and you reconfirm your investment, you will pay $0.25 per share, an amount that is much higher than the average cash price paid by "insiders."

     We expect a business combination to result in a change in control and our current management will not have any power to influence the decisions of the combined companies.

     We plan to issue up to 12,500,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors, and our current management will have no ability to influence future business decisions. After a change in control, our current management will not have any power to seek a market listing for the stock of the combined companies or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

     Our officers and directors will be able to approve all corporate actions without your consent.

      After this offering, our current officers and directors will own at least 75% of our outstanding common stock. Therefore, they will have both the executive and equity voting power to approve all corporate actions without the consent of any other stockholders.

     The personal pecuniary interests of our founders may conflict with their fiduciary duties.

     Our founders have retained the right to sell the founders' shares to the owners of a target at negotiated prices and agreed that they will not resell the founders' shares at a price that represents a premium to the comparable per share value received by the company. Nevertheless, it is likely that a business combination and the related resale of the founders' shares will result in the transfer of property to our company and the payment of cash to our founders. Accordingly, the personal pecuniary interests of our founders may conflict with their fiduciary duties. Our company will not receive any proceeds from the sale of the founders' shares to the owners of a target.

     All of our officers and directors are engaged in other business activities and will face conflicts of interest in allocating their time between our company and their other business affairs.

     Our officers and directors are not required to devote any specific amount of time to our business. Each of our officers and directors is actively involved in other business pursuits and will face conflicts of interest in allocating their time between our company and their other business affairs. Such conflicts may cause a delay in or prevent us from effecting a business combination.

     Our inability to compensate our officers and principal advisors with cash will increase the potential for conflicts of interest.

     Our limited resources will not permit us to compensate our officers and principal advisors with cash. Instead, we intend to issue compensation shares in lieu of cash compensation. Since our officers and principal advisors are likely to view compensation shares as far more speculative than cash, we will encounter an increased risk that our key personnel will face conflicts of interest in allocating their time between our company and their other business affairs.

     If we lose the services of John L. Petersen, we may be unable to pay the fees of outside legal counsel.

     We expect that John L. Petersen, our general counsel, will represent our company in connection with a business combination and assist in drafting the required post-effective amendments to our registration statement. We will not pay any cash fees to Mr. Petersen for his services. If Mr. Petersen fails to provide the required services in a timely manner, we may have insufficient cash to retain outside legal counsel to perform the required services.

     All of our outstanding shares and all the shares we plan to issue are included in our registration statement.

     We have included all of our outstanding shares and all the shares we intend to issue in our registration statement. If we are successful, all of the shares held by investors, our non-affiliated advisors and non-affiliated stockholders of the target will be eligible for immediate resale, subject to contractual resale restrictions and the applicable rules and regulations of the SEC. If a substantial number of shares are offered for sale at the same time, the market price of the stock of the combined companies will be adversely affected.

     Our regulatory status may make a business combination more complex and expensive.

      This offering has been registered on Form S-1. Our decision to use Form S-1may make it more difficult for us to comply with the requirements of Rule 419 and complete a business combination. All our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.
     The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock.

     Under applicable SEC regulations, shares of stock that (a) are issued by a company that has less than $5,000,000 in net tangible assets; (b) have a market price of less than $5 per share; and (c) are not included in the Nasdaq system or listed on a stock exchange are classified as "penny stock." The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and accredited investors. The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock. This would decrease market liquidity, adversely affect market price and make it difficult for you to use the stock of the combined companies as collateral.

Additional Risks for Recipients of Compensation Shares

      Each person who performs services in return for compensation shares will bear the risk that subsequent events beyond our control will render the compensation shares worthless.

      Rule 419 is designed to protect persons who purchase securities for cash and is ineffective in cases where the consideration received as payment for our shares cannot be returned at a later date. If you perform services for our company in exchange for compensation shares, we will be unable to either place the consideration received by us in escrow or return it to you at a later date if our business plan is not successful. If we are unable to successfully implement our business plan, you will only be entitled to receive your pro rata share of any liquidating distributions we make to our stockholders. To calculate the amount of any liquidating distribution, the board of directors will divide our remaining cash assets on the liquidation date by the total number of shares issued and outstanding. Since our total cash assets will be less than $45,000 after the completion of this offering and our future operating expenses may be substantial, the amount of the liquidating distribution will probably be less than $.01 per share. Therefore each person who performs services in return for compensation shares will bear the risk that subsequent events beyond our control will render the compensation shares worthless.

      Your compensation shares will be taxable at ordinary income rates when they are issued.

      You will probably be required to include the fair market value of your compensation shares in your taxable income for the year in which they are issued, even though your stock certificate will be deposited in the Rule 419 escrow upon issuance. We intend to rely on the advice of our tax advisors when we prepare your Form 1099 Report of Miscellaneous Income. All persons who are asked to perform services in exchange compensation shares are urged to consult with their own financial and tax advisors before entering into an agreement with us.

      If we are successful and your compensation shares are released from the Rule 419 escrow, you will be bound by the contractual resale restrictions described in our prospectus.

      All of our agreements relating to the issuance of compensation shares will incorporate significant contractual restrictions on the resale of the compensation shares. Therefore, even if we are successful, you will not be able to immediately resell all your compensation shares. We expect that the combined companies will retain the right to waive the volume limitation, but will not be obligated to do so. All other contractual resale restrictions will be binding on you for as long as you continue to own any of your compensation shares.

Additional Risks for Owners of Potential Targets

      You should expect increased scrutiny from the regulatory community and skepticism from the financial community if you enter into a business combination with our company.

      Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Therefore, you should expect more regulatory scrutiny at the Federal and state level than you might otherwise have been subjected to if you simply filed a registration statement under the Securities Act. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

      You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months.

      A business combination with our company will not provide an effective means of accessing the capital markets. Therefore, you should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.

      You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

      While the acquisition and founders' shares have been registered under the Securities Act, all shares held by affiliates of the target will be classified as "restricted securities" that were issued on the closing date of the business combination. These shares will not be eligible for resale for a period of one year after the closing date unless the resale is affected pursuant to an effective registration statement under the Securities Act. You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

      A business combination with our company will probably not be less expensive than a traditional IPO.

      We do not have access to any material financial resources other than our cash on hand and the cash in the Rule 419 escrow. Accordingly, a business combination with our company will probably not be less expensive for you than a traditional IPO. We expect you will expend substantial sums for:

     o The professional fees of your lawyers and accountants who will bear primary responsibility for preparing the detailed information that must be included in our post-effective amendment and disclosed to our public stockholders before we can conduct our reconfirmation offering and close a business combination;

     o Preparing and filing any additional registrations that may be necessary or desirable under state securities laws to facilitate the closing of a business combination or the development of a trading market;

     o Printing and distributing stock certificates and establishing a relationship with a transfer agent;

     o Preparing and filing any listing applications that may be necessary or desirable to facilitate the development of a trading market; and

     o Preparing and distributing the additional investor reports that are required by Rule 419.

      We believe that a traditional IPO is a better alternative than a business combination with a public shell. If you have the ability to conduct a traditional IPO, we encourage you to do so. If you are not in a position to conduct a traditional IPO and you still want to go public, you should be aware that the process of effecting a business combination with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid and sustained trading market for the stock of the combined companies.

      The stock of the combined companies will not qualify for an immediate Nasdaq listing and may never qualify for such a listing.

      Even if your company meets the net tangible asset and/or net income requirements for a Nasdaq listing, the combined companies will be required to meet the minimum distribution, active market maker and minimum market price requirements before it can apply for a Nasdaq listing. There is no assurance that our Rule 419 offering will provide a sufficient number of stockholders to meet the Nasdaq listing requirements. In addition, Nasdaq generally requires an established trading history of 45 to 90 days at a price that exceeds listing standards before it will consider a listing application. Therefore, the stock of the combined companies will have to begin trading on the OTC Bulletin Board, and wait to apply for a Nasdaq listing until all of the listing standards are satisfied. The OTC Bulletin Board is different from the Nasdaq system in that it does not impose listing standards; provide automated trade executions; maintain relationships with quoted issuers; or impose the same obligations on market makers. Because of the minimum distribution, active market maker and minimum trading price requirements, there can be no assurances that the stock of the combined companies will ever qualify for a Nasdaq listing.

      Our current stockholders are likely to be "sellers" of shares and the availability of large quantities of stock may impede the development of a trading market or make the market more volatile.

      Holders of compensation shares will have no cash at risk in the stock of the combined companies and investors in our initial public offering will only have $0.25 per share at risk. If you enter into a business combination with our company, the holders of compensation shares and our public stockholders may be willing to sell their shares at a price that is substantially below the minimum price required for a Nasdaq listing. In such an event, the market may have to absorb a substantial portion of the shares owned by our existing stockholders, thereby increasing the volatility of any market that does develop.

      We are not investment bankers and you will need to devote substantial time, effort and expense to the development of an active trading market for the stock of the combined companies.

      We are not investment bankers and we have no ability to promote a public market for combined companies' stock. The subscription agreements for the compensation shares will prohibit holders of compensation shares from engaging in any activities that promote, maintain or influence a market for the stock of the combined companies. Therefore, you will need to devote substantial time, effort and expense to the development and maintenance of a trading market. If you are unwilling or unable to devote adequate resources to the development and maintenance of an active market, the market price for the stock will decline and such declines are likely to be permanent.

      If the combined companies are successful, there may not be enough shares available to satisfy the market.

      Our capital structure has been designed to foster the development of an orderly trading market. However, if the combined companies are successful, the relatively small number of freely transferable shares may make it difficult to satisfy market demands. Our existing stockholders can be expected to maximize their personal benefit and if substantial quantities of our shares are withheld from the market, the supply and demand imbalances may drive the market price of the stock of the combined companies to levels that cannot be sustained over the long-term.


                            THIS PROSPECTUS INCLUDES
                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements and information on a number of topics, including:

     o    Our goals, business plan and strategies.

     o    The availability of suitable targets.

     o Our ability to locate a suitable target, conduct an adequate due diligence investigation and negotiate a reasonable business combination.

     o    Our   ability  to  execute   our   business   plan  within  the
          restrictions of Rule 419.

     o The potential development of a public trading market for the stock of the combined companies.

     o Other topics that can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" and other similar words.

     These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, prospective investors should be aware that we cannot provide any assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

                         THIS OFFERING IS SUBJECT TO
                 SECURITIES AND EXCHANGE COMMISSION RULE 419

     We are a "blank check company," as defined in Rule 419. Our offering may also be referred to as a "blind pool" because neither you nor we know what the business of our company will ultimately be. This section explains the requirements of Rule 419 and describes the procedures we will implement to insure compliance with the Rule.

Introduction to Rule 419

     Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. In response, the SEC adopted Rule 419, which requires blank check companies like ours to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

     o Depositing at least 90% of the subscription proceeds in escrow for the sole benefit of investors until the requirements of Rule 419 have been satisfied and an acquisition has been completed.

     o Giving investors an opportunity to reconfirm their investment decision after reviewing a final prospectus that contains detailed disclosure on the proposed acquisition.

     o Providing for the pro rata refund of escrowed funds to investors who do not reconfirm their subscriptions.

     o Providing for the automatic distribution of all escrowed funds if (a) an acquisition is not completed within 18 months, or (b) a specified percentage of investors do not reconfirm their subscriptions in writing.

Legal Structure of Our Rule 419 Offering

     Rule 419 requires us to deposit at least 90% of the subscription proceeds in the Rule 419 escrow for the sole benefit of investors. However, the General Corporation Law of Delaware provides that a purchaser of stock is liable to both the corporation and its creditors for the unpaid balance of his subscription. In order to comply with Rule 419 and protect both investors and the funds in the Rule 419 escrow, our subscription agreement provides:

     o Investors will make a one-time cash payment of $0.25 per share into the Rule 419 escrow.

     o When our company delivers the stock certificates to the Rule 419 escrow, the escrow agent will promptly release the sum of $0.025 per share to us as full payment for the shares.

     o While our shares will be legally issued, fully paid and nonassessable upon issuance, they will remain subject to the contingent payment provisions of the Subscription Agreement that require investors to release their pro rata share of the funds in the Rule 419 Escrow to us if they accept our reconfirmation offering.

     o    If our company negotiates a business combination and conducts a
          reconfirmation   offering,   each   investor   will   have  the
          unrestricted right to decide whether he wants to:

     o Remain a stockholder of our company and instruct the escrow agent to release an additional subscription payment equal to his pro rata share of the escrowed funds to our company, or

     o Instruct the escrow agent to surrender his shares to our company for cancellation and mail him a distribution equal to his pro rata share of the money on deposit in the Rule 419 escrow.

     o If our company is liquidated or fails to negotiate a business combination within the time limits specified in Rule 419, the escrow agent will surrender the stock certificates to our company for cancellation and mail each investor a distribution equal to his pro rata share of the money on deposit in the Rule 419 escrow.

     As a result of this structure, the legal consideration for our shares will be $0.025 for purposes of the General Corporation Law of Delaware and investors will have no liability to our company or our creditors. Moreover, the funds in the Rule 419 escrow will not be an asset of our company or subject to the claims of our creditors until we complete our reconfirmation offering.

Specific Rule 419 Compliance Procedures

      Our offering has been structured to comply with Rule 419, and to provide additional protections that are not required by the rule. We will deposit all subscription funds in the Rule 419 escrow upon receipt. If we sell all 500,000 shares, $12,500 in offering proceeds will be released to us. All remaining offering proceeds and accumulated interest will be retained in the Rule 419 escrow until we have negotiated a business combination, complied with the disclosure and reconfirmation requirements of Rule 419, and completed the business combination.

     Our founders will contribute $12,500 of their personal funds to the Rule 419 escrow on the closing date. Therefore, the amount on deposit in the Rule 419 escrow on any given date will equal the sum of (a) $112,500 in subscription proceeds, (b) $12,500 contributed by our founders, and (c) the interest earned on the escrow funds. The escrow funds may only be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. If all investors elect to reconfirm their investments, then the $12,500 our founders contribute to the Rule 419 escrow will be released to our company and accounted for as an additional capital contribution from the founders. If we fail to negotiate a business combination or our reconfirmation offering is not successful, then the entire $12,500 our founders contribute to the Rule 419 escrow will be distributed to investors.

     We will deposit stock certificates for the 1,500,000 founders' shares currently outstanding and the 500,000 shares issuable to investors in the Rule 419 escrow upon completion of this offering. We will deposit stock certificates for the 500,000 compensation shares in the Rule 419 escrow upon issuance. These certificates will be held in trust for the benefit of the owners of the deposited shares until we comply with the requirements of Rule 419 and complete a business combination. The owners of founders' shares and compensation shares will not have any interest in the cash deposited in the Rule 419 escrow and will not share in any cash distributions from the Rule 419 escrow.

     The shares on deposit in the Rule 419 escrow will be represented by individual stock certificates that are issued in the names of the owners of the deposited shares. While the shares are held in the Rule 419 escrow, the owners of the deposited shares will be entitled to all of the voting and other rights of stockholders of our company, including the right to share in any liquidating distributions. Shares on deposit in the Rule 419 escrow may not, however, be sold or transferred, in whole or in part, except upon death, or pursuant to a qualified domestic relations order.

Reconfirmation Offering

     Rule 419 requires us to conduct a reconfirmation offering before we complete a business combination. We intend to take the following steps to insure compliance with the requirements of Rule 419:

     o When we complete this offering, we will prepare an amended prospectus that includes information on the results of the offering, the number of purchasers, the proceeds received and the expenses paid. We will deliver copies of the amended prospectus to each person who is solicited in connection with our issuance of compensation shares and our preliminary discussions with potential targets.

     o When we decide to enter into a specific business combination, we will negotiate a preliminary agreement that is contingent on
          (a) the delivery of a definitive prospectus to all persons who will receive acquisition shares or purchase founders' shares, and (b) the successful completion of our reconfirmation offering.

     o We will then file a post-effective amendment to our registration statement that contains the information required by Rule 419(e)(1)(i)-(iii), together with other appropriate disclosures.

     o Before conducting our reconfirmation offering, we will deliver a definitive prospectus to each person who will receive acquisition shares or purchase founders' shares. When the offering to the owners of the target is completed, we will execute definitive agreements that are only subject to the reconfirmation offering.

     o After executing definitive agreements, and filing an additional post-effective amendment if necessary, we will provide a final prospectus to each investor and conduct our reconfirmation offering.

      In connection with our reconfirmation offering, you will be given not less than 20 days nor more than 45 days from the date of our final prospectus to notify us in writing whether you want to remain a stockholder of our company. Within five days after the completion of our reconfirmation offering, the escrow agent will mail a refund check to each investor who does not reconfirm his investment and return the associated stock certificate to us for cancellation. The amount of the refund check will be equal to the full purchase price an investor has paid for our shares, plus a pro rata share of any accumulated interest. Unless a specified percentage of investors reconfirm their subscriptions in writing, all of the escrow funds will be distributed to the investors within five days after the completion of our reconfirmation offering and all of the stock certificates will be returned to us for cancellation.

     While this offering is being conducted on an "all or none" basis, these restrictions only apply to our initial public offering. Prospective investors should be aware that the reconfirmation requirements of Rule 419 are likely to reduce the ultimate proceeds of this offering to a level that is less than the minimum proceeds that will be required for an initial closing of this offering. Uncertainties regarding the amount of cash proceeds that will ultimately be available to the combined companies may make it more difficult to negotiate a suitable business combination. If our reconfirmation offering provides for a relatively low reconfirmation threshold, you may not be able to rely on the collective business judgment of a large number of other investors in making your reconfirmation decision. Moreover, if our reconfirmation offering provides for a relatively high reconfirmation threshold, the other investors may have the power to overrule your affirmative investment decision.

     After we complete our reconfirmation offering and close a business combination, we will promptly send a notice of completion to the escrow agent. This notice of completion will include a copy of our final prospectus and identify the investors who have reconfirmed their subscriptions. Upon the receipt of this notice, the escrow agent will release the balance of the escrow funds to us and mail stock certificates to all investors who have reconfirmed their subscriptions and all persons who have received compensation shares.

    Our Certificate of Incorporation provides for the prompt liquidation of our company if we are unable to (a) negotiate an acquisition within 15 months after the date of this prospectus, or (b) close an acquisition within 17 months after the date of this prospectus. If the mandatory liquidation provisions of our Certificate of Incorporation become operative, investors will be entitled to receive:

     o A distribution from the Rule 419 escrow equal to the full purchase price of our shares, together with a pro rata share of any accumulated interest, plus

     o A liquidating distribution from our company equal to a pro rata share of our remaining assets.

     Our founders and the holders of compensation shares will not be entitled to participate in any cash distributions from the Rule 419 escrow. They will, however, receive their pro rata shares of any liquidating distributions. To calculate the amount of any liquidating distribution, the board of directors will divide our remaining cash assets on the liquidation date by the total number of shares issued and outstanding. Since our total cash assets will be less than $45,000 after the completion of this offering and our future operating expenses may be substantial, the amount of the liquidating distribution will probably be less than $.01 per share.


                                 USE OF PROCEEDS

     We will receive gross proceeds of $125,000 from the sale of our shares. Of this amount, $112,500 (90%) will be deposited in the Rule 419 escrow and $12,500 (10%) will be released to us. We expect to incur approximately $98,500 of costs in connection with this offering. Our company will pay $11,000 of these costs and our founders will pay the balance from their personal funds. The following table summarizes the use of proceeds from this offering.

     Subscription proceeds                                       $125,000
                                                                 ========
     Proceeds transferred to Rule 419 escrow                     $112,500
     Proceeds used to pay offering expenses                        11,000
     Proceeds available for use in our business                     1,500
                                                                   ------
     Total use of subscription proceeds                          $125,000
                                                                 ========

     After completing this offering, establishing the Rule 419 escrow and paying $11,000 in offering costs, we will have approximately $45,000 in operating cash. We will use this cash to pay the expenses associated with operating our company, investigating business opportunities, negotiating a business combination and preparing a post-effective amendment to our registration statement. Although we believe our available cash resources will be sufficient to finance our anticipated activities for a period of at least 18 months, if we spend our available cash before we negotiate a business combination, we will probably be unable to obtain additional financing. In that case, we would be forced to abandon our business plan, liquidate our company and distribute the escrow funds to investors.


                  ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price for our shares does not bear any relationship to established valuation standards. Nor does it bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the offering price, our board of directors considered the following factors, among others:

     o The nature of our proposed business and their opinions on capital structure issues.

     o The amount per share paid by our founders when they organized our company.

     o The requirements of Rule 419 and the amount needed to recover the out-of-pocket costs of this offering.

     o The general economics of transactions involving public shells and general condition of the equity markets.

     Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.


                                    DILUTION

     Dilution is a reduction in the value of a purchaser's investment that is generally measured by the difference between the purchase price of a share of stock and the net tangible book value of that share after the purchase. The net tangible book value of a company is calculated by subtracting all intangible assets from its' stockholders' equity. This value, when divided by the number of shares outstanding, yields net tangible book value per share. Our net tangible book value as of September 30, 2001 was $38,488, or approximately $0.03 per share.

     The requirements of Rule 419 and the particular terms of this offering increase the complexity of our dilution calculation. A total of $112,500 in subscription proceeds will be deposited in the Rule 419 escrow on the closing date, together with any interest earned during the offering period. Concurrently, our founders' will contribute $12,500 of their personal funds to the Rule 419 escrow. Thereafter, the amount on deposit in the Rule 419 escrow on any given date will equal the sum of (a) $112,500 in subscription proceeds, (b) $12,500 contributed by our founders, and (c) the interest earned on the escrow funds. Therefore, the amount available for distribution to investors will equal or exceed the proceeds of this offering until we complete our reconfirmation offering and all of the business risk will be borne by our founders. When we negotiate a business combination and complete our reconfirmation offering, the bulk of the business risk will shift to the investors. The following table illustrates the dilution to investors (a) upon completion of this offering and
(b) upon completion of our reconfirmation offering:

                                                             After Offering (1)        After Reconfirmation (1)(2)
                                                           Total       Per Share         Total        Per Share
Public offering price per share                                           $0.25                          $0.25
Net tangible book value at September 30, 2001             $ 38,488        $0.03          $ 38,488        $0.03
Increase (Decrease) attributable to initial offering         6,440       ($0.01)            6,440       ($0.01)
Increase attributable to reconfirmation offering                --            --          125,000        $0.05
                                                                --            --         --------        -----
Pro forma net tangible book value                         $ 44,928        $0.02          $169,928        $0.07
Rule 419 rescission rights of investors                   $125,000        $0.25                             --
                                                                          -----                             --
Total net tangible book value of investment                               $0.27                          $0.07
                                                                          -----                          -----

Benefit (Dilution) to investors                                           $0.02                         ($0.18)
                                                                          =====                         =======

     (1) The net tangible book value per share is based on 2,500,000 shares issued and outstanding, both after the offering and after the reconfirmation offering.

     (2) The after reconfirmation values do not give effect to (a) interest on the Rule 419 escrow, (b) assets acquired in connection with a business combination, or (c) shares issued in connection with a business combination.

     The cash price per share to be paid by investors who accept the terms of our reconfirmation offering will be significantly greater than the cash price per share paid by our founders. The following table summarizes the differences in the number of shares purchased and the cash price paid by (a) our founders,
(b) the individuals who receive compensation shares and (c) the investors who accept the terms of our reconfirmation offering

                                                 Number of                 Amount of cash               Cash
                                             shares purchased            invested in company            price
                                            Number       Percent        Amount       Percent          per share
Founders (1)                              1,500,000       60.00%      $151,715         54.83%           $0.10
Compensation share recipients               500,000       20.00%            --             --              --
New investors (2)                           500,000       20.00%      $125,000         47.70%           $0.25
                                           --------       ------      --------        -------           -----
Total                                     2,500,000      100.00%      $276,715        100.00%           $0.11
                                          =========      =======      ========        =======           =====

     (1)  The amount of cash  invested by our founders  equals the sum of
          (a) their $45,000 cash  contribution to our company's  capital,
          (b) the $79,546 in organization and offering costs they have paid or agreed to pay as of September 30, 2001, (c) the $14,669 in additional offering costs they expect to pay before the completion of the offering, and (d) their $12,500 contribution to the Rule 419 escrow.

     (2) Since the cash on deposit in the Rule 419 escrow will be sufficient to refund the entire proceeds of our initial public offering, investors will have no cash at risk in our business until we complete our reconfirmation offering.

      We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution. If appropriate, our post effective amendment and the prospectus for our reconfirmation offering will include a detailed dilution discussion.


                                 CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 2001. It also presents two "as adjusted" cases. The first case gives immediate effect to the completion of our public offering of shares for cash on an all or none basis. The second case gives immediate effect to the completion of (i) our public offering of shares for cash on an all or none basis, and (ii) the issuance of the compensation shares which is only contingent on the completion of our initial public offering.

Capitalization Data                                                             As adjusted for the completion of
                                                                   As of        Public Offering     Compensation
                                                            September 30, 2001     for Cash        Share Issuance

Common stock, $0.001 par value, 25,000,000 shares authorized,
   1,500,000 shares outstanding at September 30, 2001,            $ 1,500
   2,000,000 shares outstanding after offering                                        $ 2,000
   2,500,000 shares outstanding after compensation share issuance                                      $ 2,500
Preferred, $0.001 par value, 5,000,000 shares authorized,
   no shares outstanding at September 30, 2001,                        --
   no shares outstanding after offering                                                    --
   no shares outstanding after compensation share issuance                                                  --
Additional paid-in capital                                        123,046             149,715 (1)      274,215 (2)
Deficit accumulated during development stage                       (8,287)             (8,287)          (8,287)
                                                                  --------            --------         --------
Total stockholders' equity                                       $116,259            $143,428         $268,428
                                                                 ========            ========         ========

Total capitalization                                             $116,259            $143,428         $254,928
                                                                 ========            ========         ========

     (1) Includes $12,000 in additional paid-in capital from the proceeds of this offering and $14,669 in additional paid-in capital from the payment of estimated additional offering costs by our founders.

     (2) Includes $124,500 in additional paid-in capital from the issuance of compensation shares.

                     MANAGEMENTS' DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Financial Condition

      We were incorporated in the State of Delaware on December 1, 2000. Our founders purchased 1,500,000 shares of our common stock for $45,000 in cash in connection with the organization of our company. They also agreed to pay $6,715 of our organization costs from their personal funds.

     We had $38,426 in cash at September 30, 2001.

     We are offering 500,000 shares to the public at a price of $0.25 per share. If this offering is successfully completed, we will receive total subscription proceeds of $125,000. Of this amount, $112,500 (90%) will be deposited in the Rule 419 escrow and $12,500 (10%) will be released to us. We expect to incur approximately $85,000 of costs in connection with this offering. Our company will pay $11,000 of these costs and our founders will pay the balance from their personal funds. This offering will not be a significant source of cash that can be used to finance our future business operations.

      We are subject to the requirements of Rule 419. The following timeline presents a graphic illustration of the principal time constraints we will face in the implementation of our business plan.


    Date of              1st Post-Effective                                                      Liquidation if
This Prospectus              Amendment                                                             No Closing


--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                     Closing Date                                                                Liquidation if   Rule 419
                      of Offering                                                                 No Agreement    Deadline

Plan of Operations

     After completing this offering, establishing the Rule 419 escrow and paying $11,000 in offering costs, we will have approximately $45,000 in operating cash. We will use this cash to pay the expenses associated with operating our company, investigating business opportunities, negotiating a business combination and preparing one or more post-effective amendments to our registration statement. We will not pay any cash fees or other cash compensation to any of our officers. Instead, we intend to issue compensation shares as payment for managing our affairs, identifying a potential target and negotiating a business combination.

     We have included 500,000 compensation shares in our registration statement, but some of our advisors will likely be unwilling or unable to accept compensation shares as payment for services. In particular, we expect to incur recurring expenses for the fees of our independent auditors and we may be required to make substantial cash payments to other experts we hire to assist in our investigations.

     We intend to request a modest due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee, or that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs incurred in connection with our investigations. We believe our available cash will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts investigating an opportunity and then determine that the company will not be suitable for a business combination.

      We will not satisfy the requirements of Securities and Exchange Commission Rule 155 until 30 days after the completion of our reconfirmation offering. Therefore, we will be unable to augment our working capital by selling additional common stock in private placement transactions. While we have the corporate power to borrow money, credit is not likely to be available. Our officers and directors have no duty to loan money to our company. If we spend our available cash and are unable to obtain additional financing, we will be forced to abandon our business plan, liquidate our company and return the escrow funds to investors.

                                PROPOSED BUSINESS

     We are a blank check company. Our business goal is to increase stockholder value by solely concluding a business combination where the expected market value of the stock of the combined companies will be greater than the offering price of our shares. We have not engaged in any substantive business activities to date and we have no specific plans to engage in any particular business in the future. We will not restrict our search for a target to any particular industry. Our business plan is entirely contingent on the success of this offering.

Overview of Shell Transactions

      The two most common ways for a private company to "go public" are a traditional IPO or a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital for operations or expansion. But financing is not the only reason that private companies decide to go public. Other common reasons include:

     o    Creating  an  "alternative   currency"  (i.e.  publicly  traded
          shares) that can be used for acquisitions.

     o Facilitating equity-based compensation, management succession and retirement plans.

     o Facilitating estate planning by establishing a "market value" for a company;

     o Providing investment liquidity and preparing a foundation for future financing activities.

     In cases where the primary motive is a current need for capital, we believe a traditional IPO is ordinarily preferable to a business combination with an existing public shell. In other cases, however, we believe it is important for the owners and management of a private company to carefully weigh the pros and cons of each alternative. The following table highlights some of the differences we believe a private company should consider before deciding between an IPO a business combination with an existing shell.

Characteristics of IPO Market                                Characteristics of Business Combination Market

An IPO usually generates substantial cash proceeds.          Business combinations do not usually generate
                                                             substantial cash proceeds.
The IPO market can be very "trendy" and if a company is      The business combination market is frequently less
not in a "hot" industry it can be difficult or impossible    concerned with current trends.
to conduct an IPO.
Secondary markets develop rapidly, the markets are           Secondary markets develop slowly, liquidity is
generally liquid and there is usually a good balance         frequently a problem and there are usually more sellers
between sellers and buyers.                                  than buyers.
The IPO market is very sensitive to current market           The business combination market has less sensitivity to
conditions and deals are frequently aborted or delayed at    current market conditions and deals are less likely to
a relatively late stage in the process.                      be aborted or delayed in their final stages.
The IPO market has a high degree of visibility and           The business combination market has relatively low
companies that complete an IPO find it relatively easy to    visibility and companies frequently find it more
develop "institutional" interest in their stock.             difficult to develop "institutional" interest in their
                                                             stock.
Because of the intense competition and extensive due         Companies that engage in shell transactions are
diligence associated with the IPO process, companies that    generally viewed with skepticism for an extended period
complete an IPO are frequently perceived as more             of time.
substantial and credible.

      The generic term "public shell" can be used to describe any existing company that (a) has no substantial ongoing business activities, (b) has a relatively large stockholder base, and (c) has outstanding stock that may be lawfully resold by the existing stockholders in the public securities markets. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating the overall utility and value of a particular shell include:

Control Status             Public shells that can offer a controlling interest to the owners of a target are generally more desirable than shells that cannot implement a change in control.
Regulatory Status          Public shells that are registered with the SEC are generally more desirable than shells that will be required to register with the SEC at some future date.
1933 Act Registration      Public shells that have the ability to issue registered stock in connection with a business combination are generally more desirable than shells that can only issue restricted stock.
Trading Status             Public shells that are listed for trading or eligible for immediate listing are generally more desirable than shells that will be required to pursue a listing at a future date.
Available Resources        Public shells that have available resources, particularly cash resources, are generally more desirable than shells that have no available resources.
Prior Operations           Public shells that have no prior operations are generally more desirable than shells that have prior operations and the potential for contingent liabilities.
Stock Distribution         Public shells that have a substantial number of existing stockholders and a relatively even distribution of stock ownership are generally more desirable than shells that have a small number of stockholders, or a few stockholders who control large blocks of stock.

      In developing a structure for our company and the terms of this offering, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. If we successfully complete this offering, we believe our company will have a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that potential targets will find our structure more desirable than competitive shells.

Information Requirements for Targets

     Under Rule 419, we are required to file a post-effective amendment to our registration statement and deliver a final prospectus to our investors before we will be permitted to close on a business combination. In particular, Rule 419(e)(i) requires that the post effective amendment contain:

     o    The  information  specified  by Form  S-1  and  the  applicable
          Industry Guides.

     o Audited balance sheets as of the end of the two most recently completed fiscal years, and an unaudited balance sheet as of the end of the most recently completed interim period and the comparable interim period in the preceding year.

     o Audited statements of income and cash flow for the three most recently completed fiscal years, and unaudited statements of income and cash flow for the most recently completed interim periods and the comparable interim periods in the preceding years.

     o    Pro forma financial information on the combined companies.

     Our future filings with the SEC must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B.

Nasdaq Listing Standards

     We believe the most likely business combination structure will involve a "reverse takeover" where we issue acquisition shares to the stockholders of a target in exchange for all or a substantial majority of the outstanding stock of the target. Upon the conclusion of such a transaction, we would ordinarily expect that the former stockholders of the target would own a controlling interest in the combined companies. We also believe our existing stockholders will be better served if they retain relatively small interest in a large company, as opposed to a relatively large interest in a small company. The reasons for this belief are numerous. First, management believes that the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company. Second, management believes that larger companies are more likely to prosper than smaller companies. Third, management believes that larger companies are better suited to shell transactions than small companies. Finally, management believes that a relatively large business combination transaction will be required to satisfy the minimum entry standards for the Nasdaq Stock Market or a national stock exchange. The following table summarizes the initial listing requirements for companies that wish to have their securities listed on the Nasdaq Stock Market:


      Since the relative size of the target will, in large part, determine the market where the stock of the combined companies may qualify for listing, management intends to use reasonable commercial efforts to identify and negotiate with the largest possible targets.

Selecting a Target and Structuring a Business Combination

      We anticipate that our officers and directors, and various unaffiliated sources will bring potential targets to our attention. Potential lead sources include broker-dealers, investment bankers, venture capitalists and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis.

      Our registration statement includes 12,500,000 acquisition shares that we may offer to issue to the owners of a target in connection with a business combination. It also includes 1,500,000 founders' shares that our current stockholders may offer sell to the owners of a target. Within these limits, our officers and directors will have unlimited flexibility and discretion in negotiating the terms of a business combination. In evaluating a prospective target, our management will ordinarily consider the following factors, among others:

     o The target's liquidity, financial condition and results of operation.

     o    The target's growth potential and future capital requirements.

     o The nature, competitive position and market potential of the target's products, processes or services.

     o    The  relative   strengths   and   weaknesses  of  the  target's
          intellectual property protection.

     o The education, experience and abilities of management and key personnel.

     o    The regulatory environment within the target's industry.

     o The market performance of equity securities of similarly situated companies in the target's industry.

     The foregoing is not an exhaustive list of the factors we may consider in connection with the evaluation of a potential target. We will also consider other factors that our officers and directors deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence review that will include, among other things, meetings with management and key personnel, inspection of properties and facilities, review of all material contracts, review of financial statements and projections, and review of any other matters that we believe are relevant under the circumstances.

     The time, effort and expense required to evaluate a target and to negotiate a proposed business combination cannot be predicted with any degree of accuracy. We do not have any full-time employees at the date of this prospectus. Our four executive officers act as part-time employees but they are not required to devote any specific amount of time to our business. If our officers and directors are unable to devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination and comply with the requirements of Rule 419 in a timely manner.

      We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the business combination.

Limited Ability to Evaluate Successor Management

      We  intend  to  evaluate  the  management  of a  prospective  target  when considering the desirability of a business combination. However, we cannot assure you that our assessment of the skills, qualifications and abilities of management will prove to be correct. Therefore, we cannot assure you that a prospective target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

      In connection with a proposed business combination, we may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a potential target will have the ability to recruit additional managers, or that any new management team members that are recruited by a target will have the requisite skills, knowledge or experience.

     While it is possible that one or more of our officers and directors will remain involved in the affairs of the combined companies, it is unlikely that any of them will have ongoing executive or board level authority. While our officers and directors have significant experience in a variety of industries, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of a particular target.

      Our post-effective amendment and the final prospectus will include summary information on the identity, education and experience of the officers, directors and key personnel of the target.

Business Diversification is Unlikely

      Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to investors as soon as we agree to a business combination where the fair value of the business to be acquired exceeds
$3,000,000, calculated as 80% of the offering proceeds from the sale of the maximum number of shares registered in each of the public offerings contemplated hereby. Since we intend to issue acquisition shares in connection with a business combination, any substantial acquisition will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

      In the expected case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

Valuation of Targets

      Our board of directors intends to apply established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

     o    The target's actual and projected sales.

     o    The target's actual and projected results of operations.

     o    The target's actual and projected cash flows.

     o    The historical book value of the target's assets.

     o    The historical accounting policies used by the target.

     In most cases, our board of directors will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

     o    Overall competitive conditions in the target's industry.

     o    The target's competitive position within its industry.

     o    The relative risks of the target's development plans.

     o    The  market   capitalization   of  similarly   situated  public
          companies.

     o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

     Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

     The valuation of a prospective target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our officers and directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our officers and directors will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our officers and directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the stock of the combined companies will ever achieve a market price that is in line with the value determined by our board of directors.

Finders' Fees

      We will have no substantial cash resources that can be used to pay finders' fees. Moreover, the acquisition shares and founders' shares are the only shares of stock that will be available in connection with a transaction. If cash finders' fees are paid, they will reduce the cash resources of the combined companies. If stock-based finders' fees are paid, they will reduce the number of shares that would otherwise be allocated to the owners of a target. Under these circumstances, we believe the owners of the target should make all decisions respecting the payment of finders' fees. Therefore, we will not agree to pay any finder's fees or similar compensation without the consent of the target.

     We will not pay finders' fees, commissions or similar compensation to any of our officers or their respective affiliates. We will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker-dealers without first obtaining an opinion of qualified legal counsel that such registration is not required under circumstances. The prospectus for our reconfirmation offering will include detailed disclosure of all agreements involving the direct or indirect payment of finders' fees, commissions or similar compensation.

Competition

      We expect to encounter intense competition from other entities that have a business objective similar to ours. Many of these potential competitors have significant cash resources that will be available for use following a business combination. Others have outstanding warrants and/or stock purchase rights that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This obligation may place us at a competitive disadvantage in negotiating a business combination.

No Right to Approve Specific Terms

      We do not intend to provide information to our stockholders regarding the potential targets being considered by our management. Our officers and directors will have the executive and equity voting power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

      Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

      Rule 419 will not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each investor will then be required to make an independent decision about whether he wants to remain a stockholder. Investors who do not confirm their intent to remain stockholders of our company will automatically receive a refund of their pro rata share of the escrow funds. If a sufficient number of investors reconfirm their subscriptions, we will proceed to a closing of the business combination.

      Rule 419 does not require that a fixed or predetermined percentage of the investors in this offering reconfirm their subscriptions. Instead, Rule 419 leaves that issue to negotiations between our company and the target. Since the funds on deposit in the Rule 419 escrow are not expected to be sufficient to finance the ongoing operations of the combined companies, it is possible that the target will decide that the funds are a relatively unimportant part of the overall transaction. Under these circumstances, a proposed business combination could provide for a relatively low reconfirmation threshold. Under those circumstances, investors will not necessarily be able to rely on the collective business judgment of a large number of investors in making their reconfirmation decisions.

Facilities

      We have no office facilities of our own and do not intend to establish separate office facilities until we negotiate a business combination and complete our reconfirmation offering. Instead, Capston Network Company, a corporation owned by our president, has agreed to provide all necessary office facilities for our company under the terms of an Administration Agreement described in the "Management" section of this prospectus. Our officers believe the facilities to be provided by Capston will be adequate for our needs

Employees

      We do not have any full-time employees at the date of this prospectus. Our four executive officers act as part-time employees but they are not required to devote any specific amount of time to our business. We do not intend to hire any full-time employees until we negotiate a business combination and complete our reconfirmation offering. Instead, Capston has agreed to provide all necessary administrative staff for our company under the Administration Agreement. Our officers believe that Capston's administrative staff will be adequate for our needs.

Periodic Reporting and Audited Financial Statements

      We have filed a Form S-1 registration statement for this offering. We have also filed a Form 8-A registration statement to register our common stock under the Securities Exchange Act of 1934. Therefore, the combined companies will be subject to the reporting requirements of the Securities Exchange Act of 1934, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

      We will not enter into a business combination agreement with a target that does not have audited financial statements meeting the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.

No Established Public Market

     There has never been a public market for our shares. Investors will not receive their stock certificates or be permitted to sell our shares until we comply with the requirements of Rule 419 and complete a business combination. After the completion of a business combination, we expect that the shares of the combined companies will be eligible for quotation on the OTC Bulletin Board, an automated inter-dealer quotation system for equity securities operated by the NASD. There is no assurance that an active trading market will develop for the stock of the combined companies. If a public market for the shares develops, it is likely to be illiquid and volatile. If large quantities of the shares are offered for sale at the same time, it will be difficult to maintain a stable market and the price is likely to fall. We believe the limitations on the number of shares that will be sold to a particular investor and the contractual restrictions on resale that are applicable to our advisors will help to minimize market volatility.


                                   MANAGEMENT

Officers and Directors

      The following table identifies our directors and executive officers.

         Name                 Age            Position
     Sally A. Fonner          52         President
     Mark R. Dolan            50         Executive Vice President, Director
     John L. Petersen         49         General Counsel, Director
     Rachel A. Fefer          38         Secretary/Treasurer, Director

      The following is a brief account of the business experience of each of our directors and executive officers.

      Ms. Sally A. Fonner has served as president of our company since inception. It is anticipated that Ms. Fonner will continue to serve as an officer of our company until we complete a business combination. Ms. Fonner is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Ms. Fonner graduated from Stephens University in 1969 with a Bachelor of Arts degree in Social Systems. After a stint in the private sector, she returned to further her education and earned her MBA degree from the Executive Program of the University of Illinois in 1979. During the past five years Ms. Fonner has served as an officer and director and managed the business affairs of five inactive and insolvent public companies that ultimately engaged in business combination transactions with privately held companies. The following table identifies the five public companies that have been managed by Ms. Fonner during the last five years and provides additional information on the time periods for which she served as an officer and director.

           Company Name               Term as an officer    Term as a director
             (former name)
eNote.com, Inc.                          June 19, 1998        June 19, 1998
(Webcor Electronics, Inc.)               April 5, 1999       November 7, 1999

Telemetrix, Inc.                         July 7, 1997          July 7, 1997
(Arnox Corporation)                     April 25, 1999        April 25, 1999

Dupont Direct Financial Holdings,        June 19, 1998        June 19, 1998
Inc.                                     April 5, 1999        March 8, 2000
(Marci International Imports, Inc.)

Liberty Group Holdings, Inc.            March 10, 1997        March 10, 1997
(Bio Response, Inc.)                   November 23, 1999     December 5, 1999

Yifan Communications, Inc.              March 30, 2000        March 30, 2000
(Smart Games Interactive, Inc.)          July 31, 2000        March 15, 2001

    Since 1996, Ms. Fonner has served as the sole officer and director of Capston Network Company; a corporation that performed administrative services for each of the public companies identified above and will perform similar administrative services for our company. Since October 2000, Ms. Fonner has also served as the president of VUAUV, Inc.; a privately held corporation involved in the licensing and commercial exploitation of certain artistic properties. At the date of this prospectus, Ms. Fonner is not an officer, director or principal stockholder of any company other than Capston, VUAUV and our company.

    Mr. Mark R. Dolan is a founder of our company and has served as executive vice president and a member of our board of directors since inception. It is presently anticipated that Mr. Dolan will continue to serve as an officer and director of our company until we complete a business combination. Mr. Dolan is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Mr. Dolan has been actively engaged in the practice of law for 15 years. He is a member of the Florida Bar Association and practices in the areas of corporate and intellectual property law, First Amendment law and commercial litigation. Mr. Dolan has been employed by Mark R. Dolan, PA., of Tampa, Florida since June 1998. From April 1996 to June 1998, Mr. Dolan was an employee and stockholder of Lirot-Dolan, P.A., of Tampa, Florida. Mr. Dolan is a 1983 graduate of the Wayne State University College of Law and a 1977 honors graduate of Michigan State University.

    Mr. John L. Petersen is a founder of our company and has served as general counsel and a member of our board of directors since inception. It is presently anticipated that Mr. Petersen will continue to serve as an officer and director of our company until we complete a business combination. Mr. Petersen has been a resident of Barbereche, Switzerland since January 1998 and is not a full-time employee of our company. Mr. Petersen is not required to devote any specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for 20 years. He is a member of the Texas Bar Association and practices in the areas of securities and corporate law where he focuses on the corporate finance needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barbereche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

    From March 1993 through December 1994, Mr. Petersen was the executive vice president, a director and a principal stockholder of WRT Energy Corporation, a company he had previously represented as securities counsel. In February of 1995, two months after Mr. Petersen's resignation, WRT Energy Corporation completed a $100,000,000 public offering of high yield debt securities. As a result of subsequent downturns in the oil and gas market and the high interest costs associated with its debt securities, WRT Energy Corporation ultimately sought protection under Chapter 11 of the Bankruptcy Act in February 1996. As a result of substantial personal losses he sustained as a stockholder of WRT Energy Corporation, Mr. Petersen ultimately sought personal protection under Chapter 7of the Bankruptcy Act in May 1997.

    Ms. Rachel A. Fefer is a founder of our company and has served as secretary/treasurer and a member of our board of directors since inception. It is presently anticipated that Ms. Fefer will continue to serve as a director of our company until we complete a business combination. Ms. Fefer has been a resident of Barbereche, Switzerland since April 1999 and is not a full-time employee of our company. Ms. Fefer is not required to devote any specific amount of time to our business. Ms. Fefer has been actively engaged in the practice of law for 12 years. She is a member of the Texas Bar Association and practices in the areas of corporate law and commercial litigation. Ms. Fefer has been a partner in the law firm of Petersen & Fefer since April 1999. From September 1997 to April 1999, Ms. Fefer was employed by Rachel A. Fefer, PC, of Houston, Texas. Previously, she worked as an associate in the firm of Fouts & Moore, LLP, of Houston, Texas for 9 years. Ms. Fefer is a 1988 Graduate of the University of Texas Law School and a 1985 graduate (magna cum laude) of the School of Computer Science at the University of North Texas.

     John L. Petersen and Rachel A. Fefer are husband and wife, and practice law together as partners in the firm of Petersen & Fefer, Barbereche, Switzerland.

Administration of Our Affairs

     As a condition of Ms. Fonner's employment, we engaged Capston Network Company, a corporation owned by her, to provide certain administrative services for our company until we complete a business combination. Our agreement with Capston is set forth in a triangular "Administration Agreement" between Capston, our company and our founders. Under this agreement, Capston is authorized and obligated to (a) provide all necessary office facilities and equipment, (b) provide all necessary clerical, support and accounting staff, (c) manage our day-to-day operations, (d) manage our administrative, accounting and reporting functions (e) assist in the investigation of potential targets, and (f) provide administrative support services to our officers and directors in connection with their efforts to identify a suitable target and negotiate a business combination. We believe that Capston's facilities and staff will be adequate for our needs until we complete a business combination or liquidate our company.

     Capston will not be authorized to act as an agent of our company for any purpose and it will not have any authority to execute contracts on our behalf. It will not be permitted to act as a finder in connection with our search for potential acquisitions. Capston will not be authorized to negotiate with potential targets on our behalf or to have any direct involvement in any offer or sale of our securities to the owners of potential targets.

     Our company will not pay any cash fees to Capston under the Administration Agreement. We will not reimburse Capston for its operating overhead, personnel costs or any other indirect costs associated with providing administrative services for our company. Capston may not directly or indirectly receive any fees or other compensation from the target, any finder, or any person who is associated or affiliated with a target. Capston's only compensation under the Administration Agreement will be an interest in the cash proceeds, if any, received by our founders from their resale of the founders' shares. We will, however, reimburse Capston for any direct out-of-pocket expenses it pays to unrelated third parties.

     Our post-effective amendment and the final prospectus will include an accounting of all transactions between our company and Capston. It will also include pro forma disclosure of the cash payments that will be made to Capston by our founders in connection with the closing of a business combination.

Board Structure

      Our certificate of incorporation provides that the board of directors may fix the number of directors by resolution. Our current board consists of three members. All of our current directors own more than 10% of our voting stock and were elected to the board in connection with the organization of our company. The initial terms of our current directors will expire on the date of our first annual meeting of stockholders, which is presently scheduled for June 11, 2002. Until we effect a business combination, the current members of our board will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

      We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

Compensation of Officers and Directors

      No compensation was awarded to, earned by or paid to any of our officers and directors during the year ended December 31, 2000 or the subsequent interim period. Except for (a) the issuance of compensation shares described in the "Plan of Distribution" section of this prospectus; and (b) the potential cash proceeds from the resale of their founder's shares to the owners of a target, no compensation will be awarded to, earned by or paid to any of our officers and directors prior to the completion of our reconfirmation offering. Our officers and directors may not receive any direct or indirect compensation from a target, or any officer, director, affiliate or associate of a target.

     Our officers and directors will be reimbursed for the actual out-of-pocket expenses they incur on our behalf. There is no limit on the amount of reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than our board of directors. Such reimbursements could significantly reduce or eliminate the cash available for distribution to stockholders in the event our company is liquidated. A detailed accounting of all expense reimbursements will be included in our post-effective amendment and the related prospectus.

     Three of our officers are also founders of our company. In connection with a business combination, these founders intend to offer to sell up to 1,500,000 founders' shares to the owners of a target. Each of our officers will also be entitled to receive a fixed percentage of any compensation shares that are not issued to independent advisors.

Potential Conflicts of Interest

     While none of our officers are affiliated with or involved in any other blank check companies or public shells at the date of this prospectus, investors should be aware of the following potential conflicts of interest:

     o Our officers are not full-time employees of our company and they are not required to devote any specific amount of time to our business.

     o Our officers are actively involved in other business pursuits and will face conflicts of interest in allocating their time between our affairs and their other business interests.

     o    Our  officers  may  become   affiliated  with  other  entities,
          including blank check companies and public shells, which propose to engage in business activities similar to ours.

     o Our officers may have fiduciary obligations to more than one entity. In such an event they might be obligated to present a single opportunity to multiple entities.

     Each of our directors is also an owner of founders' shares that will probably be offered for sale to the owners of a target, in connection with a business combination. Therefore, it is likely that:

     o A business combination will result in a series of related transactions where our company receives property for the acquisition shares but our directors receive cash for their founders' shares.

     o Our directors will face a significant conflict of interest if they are confronted with a situation where the owners of two similarly situated targets offer different prices for the founders' shares, or a situation where the owners of a relatively weak target are willing to pay a relatively high price for the founders' shares.

     We cannot assure you that any of the potential conflicts mentioned above would be resolved in our favor.

     In general, officers and directors of a Delaware corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. In particular, under the Delaware corporate opportunity doctrine, officers and directors are required to bring business opportunities to the attention of a corporation if:

     o    Such corporation could financially undertake the opportunity.

     o    The opportunity is within the corporation's line of business.

     o It would be unfair to the corporation and the stockholders if the officers and directors failed to bring the opportunity to the attention of the corporation.

     To minimize potential conflicts of interest arising from multiple corporate affiliations, each of our officers has agreed to present to us, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to us, until we agree to a business combination.

Management's Prior Involvement in Shell Transactions

      None of our officers has ever been involved in a "blank check company" that was subject to Rule 419. Nevertheless, Sally A. Fonner, our president, has previously served as the sole officer and director of five inactive public companies that restructured their affairs and ultimately concluded business combinations with private companies. In connection with her management of each of these companies, Ms. Fonner:

     o Filed the certificates necessary to restore valid corporate existence under state law;

     o Restored dormant relationships with transfer agents, the Depository Trust Company, brokerage firms and depository institutions that held shares in street name for the benefit of the existing stockholders;

     o Filed the necessary State and Federal tax returns, and brought the companies into compliance with respect to their SEC reporting obligations;

     o    Solicited  and  obtained   stockholder  approval  of  plans  to
          restructure the business affairs, debts and capital of the companies; and

     o Implemented the restructuring plans, and ultimately negotiated and closed a business combination with a private company identified and selected by her.

     Summary information on these transactions is set forth below:

Name of combined      eNote.com, Inc.     Telemetrix, Inc.   Liberty Group      Dupont Direct     Yifan
companies                                                    Holdings, Inc.     Financial         Communications, Inc.
                                                                                Holdings, Inc.
Original name of      Webcor              Arnox Corporation  Bio Response,      Marci             Smart Games
the shell company     Electronics, Inc.                      Inc.               International     Interactive, Inc.
                                                                                Imports, Inc.
Inactive since        1989-Bankrupt       1989-Bankrupt      1989-Bankrupt      1989-Bankrupt     1997-Insolvent
Name of target        Navis               Tracy Corp. II     Liberty Food       Wavecount, Inc.   Yifan.com, Inc.
company               Technologies, Ltd.  and Telemetrix     Group, Ltd.
                                          Resource Group
Business of           TV-based Internet   GSM-based data     Specialty food     Brokerage and     Chinese language
combined companies    access appliance    transmission and   products           financial         Internet portal
                                          reporting          wholesaler         services
Closing date          4/7/1999            4/7/1999           11/23/1999         1/28/2000         7/31/2000
Cash Fees paid by     $250,000 (3)        $125,000           $75,000            $150,000 (4)      $350,000
target (1)(2)
Shares held by        540,000             300,000            300,000            300,000           316,206
original public       3.60%               2.33%              4.71%              4.20%             2.43%
stockholders
Total Shares          740 (5)             87 (5)             63 (5)             111 (5)           462,500 (6)(7)
purchased by Ms.
Fonner
Shares issued to      740,000 (7)(8)      450, 000 (7)(8)    450, 000 (7)(8)    450, 000 (7)(8)   33,794 (8)(9)
Ms. Fonner and        4.93%               3.50%              7.84%              6.29%             3.82%
her advisors
Shares issued to      13,720,000          12,117,000         5,575,000          6,400,000         12,174,671
target and its        91.47%              94.17%             87.45%             89.51%            93.75%
advisors
OTC Symbol            ENOT                TLXT               LGHI               DIRX              YIFN
Trading since         5/18/1999           4/8/1999           4/25/2000          2/10/2000         8/1/2000
Highest sale price    $9.05               $12.63             $2.88              $3.00             $9.20
Lowest sale price     Worthless           $0.33              Worthless          $0.38             $0.20
Recent bid            De-listed           $0.35              De-listed          $0.45             $0.20
(10/26/2001)          (5/23/2001)                            (1/2/2001)

     (1) In connection with the prior transactions, the target and/or its principal stockholders paid cash M&A fees to Ms. Fonner and her affiliates. No M&A fees may be paid to any of our officers or their respective affiliates.

     (2) The table does not include information on the profits received by Ms. Fonner, her affiliates and her advisors from the resale of shares held by them. Given the nature of the relationships between Ms. Fonner and her non-affiliated advisors, it would be impractical to provide such information.

     (3) In connection with the eNote.com transaction, $100,000 of the cash M&A fee was paid to third-party finders.

     (4) In connection with the Dupont Direct transaction, $10,000 of the cash M&A fee was paid to third-party finders.

     (5) Before beginning her activities with respect to Webcor Electronics, Arnox, Bio Response and Marci International Imports, Ms. Fonner purchased between 800 and 5,000 shares for nominal consideration in open market transactions. The numbers set forth in the table give retroactive effect to the reverse splits implemented by these companies. Except for these initial purchases, Ms. Fonner and her affiliates did not purchase any of the outstanding public shares and she believes that none of her advisors purchased any outstanding shares.

     (6) In March 2000, a private investor purchased a majority interest in Smart Games by contributing $75,000 in cash to the company in exchange for 375,000 post-reverse shares of common stock, for an effective price of $0.20 per share. The investor then appointed Ms. Fonner to serve as the company's sole director. Thereafter, Ms. Fonner contributed an additional $48,286 in cash to the company in exchange for 87,500 post-reverse shares of common stock, for an effective price of $0.55 per share. All funds contributed to Smart Games were ultimately used to settle the company's debts and pay the third-party costs associated with the reorganization.

     (7) The stockholder approved reorganization plans for Webcor Electronics, Arnox, Bio Response and Marci International Imports each provided that Ms. Fonner and her advisors would receive newly issued shares of common stock as compensation for services rendered. The numbers presented in the table include all shares issued to Ms. Fonner and her affiliates and advisors in connection with the development of the reorganization plans, the implementation of the corporate restructuring and the closing of a business combination.

     (8) The bulk of the shares issued to or purchased by Ms. Fonner, her affiliates and her advisors in connection with the listed transactions were ultimately allocated to third-party advisors who were not affiliates of Ms. Fonner. The following summarizes the number of shares retained by Ms. Fonner and her affiliates in connection with the transactions identified above.

                 eNote.com, Inc.                           180,600 shares
                 Telemetrix, Inc.                          110,500 shares
                 Liberty Group Holdings, Inc.               69,520 shares
                 Dupont Direct Financial Holdings, Inc.     96,400 shares
                 Yifan Communications, Inc.                 68,115 shares

     (9) After the closing of the Yifan transaction, Ms. Fonner entered into a 1-year personal services contract with that company which provided for the issuance of 180,000 additional shares of common stock.

     In each of Ms. Fonner's prior transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board. In each these transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. eNote.com and Liberty Group Holdings have subsequently been de-listed from the OTC Bulletin Board for failure to file their required Exchange Act reports in a timely manner.

     Even if we are successful in completing a business combination, it is likely that our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock will not be achieved. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by Ms. Fonner.

     Detailed information on Ms. Fonner's activities with respect to these companies is included in the proxy statements and other SEC reports filed both before and after the business combinations. Additional information, including press releases and the trading history of these companies is available from other public sources. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, for the companies that were previously managed by Ms. Fonner.

Indemnification of Officers and Directors

     As permitted by the General Corporation Law of the State of Delaware, we have included a provision in our Certificate of Incorporation to indemnify our officers and directors against liability for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct. Our bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Delaware law and may indemnify our other employees and agents to the maximum extent permitted by Delaware law. In addition, our bylaws provide that we will advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. In addition, we plan to enter into indemnification agreements with our officers and directors. These agreements will require us, among other things, to indemnify officers and directors against liabilities that may arise by reason of their status or service as officers and directors (but not for liabilities arising from willful misconduct of a culpable nature), and to advance sums covering the expenses they incurred as a result of any proceeding against them as to which they could be indemnified.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Incentive Stock Plan

      Our founders adopted our 2000 Incentive Stock Plan in connection with their organization of our company. Under the terms of the plan, we are authorized to grant incentive awards for an indeterminate number of shares that will be equal to the lesser of 750,000 shares, or 10% of our outstanding common stock immediately after the closing of a business combination. No incentive awards have been granted under the plan at the date of this prospectus and no incentive awards can be granted until after the closing of a business combination. No incentive awards may be granted to any person who has received compensation shares unless that person subsequently becomes a full-time employee of the combined companies.

      The plan allows the combined companies to grant incentive awards to full-time employees, and the full-time employees of any future subsidiaries who are not eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. Except for the requirement that all participants be full-time employees, we will have absolute discretion in deciding who will receive awards and the terms of such awards.

      The plan will allow the combined companies to grant (i) incentive stock options, (ii) non-qualified stock options, (iii) shares of restricted stock,
(iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan will allow the combined companies to grant cash bonuses payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

     The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

      After the closing of a business combination, it will be necessary to appoint a compensation committee to administer the plan. In general, the committee that administers the plan must consist two or more directors, each of whom shall be a "non-employee director" as defined in Securities and Exchange Commission Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other material features of any inventive awards granted under the plan. The committee may, in its sole discretion, (i) accelerate the date when an option becomes exercisable, (ii) accelerate the date when share of restricted stock or phantom stock vests, (iii) waive any conditions on the vesting of restricted stock grants, and (iv) grant new awards in exchange for previously granted awards.

      The committee will be authorized to interpret the terms of the plan and to adopt any administrative rules and procedures it deems necessary. All decisions of the committee are final and binding on all parties. We will indemnify each member of the committee for actions taken in connection with the administration of the plan, unless such action was taken in bad faith., or without reasonable belief that it was in our best interest.

      Our board of directors may adopt administrative amendments to the plan without stockholder consent. The board of directors may not, however, (i) increase the number of shares subject to the plan, (ii) materially increase the benefits accruing to individual holders of incentive awards, or (iii) materially modify the eligibility requirements.


                             PRINCIPAL STOCKHOLDERS

     The following table contains information on the beneficial ownership of our common stock at September 30, 2001; as adjusted to reflect the sale of 500,000 shares to the public and the issuance of 500,000 compensation shares; and as further adjusted to reflect the issuance of 12,500,000 acquisition shares and the resale of 1,500,000 founders' shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. The table identifies:

     o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

     o    Each of our officers and directors.

     o    All our officers and directors as a group.

      Name and Address            Before This Offering          After This Offering (1)       After Combination (2)
     of Beneficial Owner           Shares       Percent           Shares      Percent         Shares       Percent

Sally A. Fonner (3)                     --           --           125,000        5.00%        125,000         0.83%
Mark R. Dolan (4)                  500,000       33.33%           625,000       25.00%        125,000         0.83%
John L. Petersen (5)(6)(7)       1,000,000       66.76%         1,250,000       50.00%        250,000         1.67%
Rachel A. Fefer (5)(6)(7)        1,000,000       66.76%         1,250,000       50.00%        250,000         1.67%
All Officers and Directors
as a group (four persons)        1,500,000      100.00%         2,000,000       80.00%        500,000         3.33%

     (1) Assumes that 125,000 compensation shares will be issued to each of our officers.

     (2) Assumes that all 1,500,000 founders' shares will be sold to the owners of the target.

     (3)  1268 Bayshore Boulevard, Dunedin, Florida 34698.

     (4)  112 East Street, Suite B, Tampa, Florida 33602.

     (5)  Chateau de Barbereche, Switzerland 1783 Barbereche

     (6) John L. Petersen and Rachel A. Fefer may each be deemed to be the beneficial owner of shares held by the other.

     (7) Mr. Petersen and Ms. Fefer each have sole investment power and sole voting power over the shares registered in their name and disclaims beneficial ownership of the shares held by or issuable to the other.

     Each of the Company's officers may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.


                              CERTAIN TRANSACTIONS

     In connection with the organization of our company, each of our founders purchased 500,000 shares of common stock at a price of $0.03 per share in cash.

     John L. Petersen, our General Counsel, is the author of our registration statement, which was substantially completed reduced to a tangible medium of expression before our company was incorporated. Therefore, the law firm of Petersen & Fefer has claimed copyright ownership with respect to our registration statement and the documents included therein. Our company has entered into a royalty-free intellectual property license with Petersen & Fefer that gives us the unrestricted right to use their copyright and other intellectual property rights for the sole purpose of creating publishing certain derivative works, including this prospectus, post-effective amendments to our registration statement, and our subsequent reports under the Exchange Act. The license includes the unrestricted right to reproduce and distribute copies of any of the foregoing documents to the extent required by law or permitted by established practice in the securities industry. All other intellectual property rights are reserved.

     As of September 30, 2001, John Petersen and Rachel Fefer had paid or agreed to pay $6,715 in organization costs and $72,831 in offering costs from their personal funds. We are not obligated to reimburse the organization and offering costs paid by Mr. Petersen and Ms. Fefer. All such payments have been or will be accounted for as additional capital contributions.

     In connection with the closing of this offering, Mark Dolan will contribute $12,500 of his personal funds to the Rule 419 escrow. Mr. Dolan will not be entitled to reimbursement for such contribution, either from the Rule 419 escrow or from our company. When we have completed our reconfirmation offering and the escrow agent has mailed refund checks to all investors who do not reconfirm their investments, any remaining funds in the Rule 419 escrow will be released to our company and accounted for as additional capital contributions.

     In connection with our employment of Ms. Fonner, we also engaged Capston Network Company, a corporation owned and controlled by her, to administer our day-to-day business affairs and provide office facilities and administrative staff for our company. Capston's only compensation for the services and facilities it provides our company will be a variable interest in the cash proceeds, if any, received by our founders from their resale of the founders' shares. Under the terms of the administration agreement, each of our founders will pay Capston a cash fee equal to (a) 80% of the first $50,000 in cash proceeds, plus (b) 50% of the second $50,000 in cash proceeds, plus (c) 20% of any additional cash proceeds received by them from the sale of the founders' shares. Therefore, Capston's total compensation under the administration agreement will be equal to (x) 80% of the first $150,000 in cash proceeds, plus
(y) 50% of the second $150,000 in cash proceeds, plus (z) 20% of any additional cash proceeds received by our founders, as a group, from the sale of the founders' shares

     All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.


                            DESCRIPTION OF SECURITIES

General

     We are authorized to issue 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,500,000 shares of common stock are outstanding, held of record by 3 persons. No shares of preferred stock are currently outstanding.

      After the completion of a business combination, we will have at least 10,000,000 shares of authorized and unissued common stock and 5,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by the purchasers of the shares and could result in dilution of our net tangible book value.

Common Stock

      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable. All compensation shares will be fully paid and nonassessable when they are delivered to the escrow agent.

Preferred Stock

     Our certificate of incorporation authorizes the issuance of 5,000,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors' duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. We do not intend to issue preferred stock to effect a business combination.

Dividend Policy

      We have never paid or declared dividends on our common stock and do not intend to pay dividends before we complete a business combination. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not purchase our shares if you require current income from your investments.

Status of Investors' Shares Delivered to Escrow Agent

      Under ss.152 of the General Corporation Law of the State of Delaware, the shares sold to investors and delivered to the Rule 419 escrow will be legally issued, fully paid and nonassessable upon issuance. The shares will, however, remain subject to the contingent additional payment provisions of the subscription agreement until we complete our reconfirmation offering and close a business combination transaction. The cash in the Rule 419 escrow will not be an asset of our company until after the reconfirmation offering.

Resale Limitations for Investors

      You will not be able to sell, pledge or otherwise transfer your shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has mailed your stock certificates to you. In addition, the subscription agreement requires each investor to retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system. When our shares are released from the Rule 419 escrow, you will receive one stock certificate for 100 shares and a second for the balance of your shares. The certificate for 100 shares will be imprinted with a legend that describes the applicable resale limitations.

Transfer Agent

      We do not intend to retain a third-party transfer agent for our shares until we have negotiated a business combination. Information on the company that is ultimately selected to serve as our transfer agent will be included in the prospectus for our reconfirmation offering.


                              PLAN OF DISTRIBUTION

Self-Underwritten Offering

         This is a "self-underwritten" offering. That means our officers will sell the shares directly to investors, advisors and the owners of potential targets without the assistance of a professional underwriter. We do not expect to pay any underwriters discounts, selling commissions or finders fees in connection with this offering.

       Mark R. Dolan, our executive vice president, will have the primary responsibility for conducting our offering of shares to cash investors and our offering of compensation shares to advisors who are U.S. citizens or residents. Mr. Petersen and Ms. Fonner may assist Mr. Dolan in these efforts.

       Sally A. Fonner, our president, will have the primary responsibility for conducting our offering of acquisition shares to the owners of potential targets who are U.S. citizens or residents. Mr. Petersen and Mr. Dolan may assist Ms. Fonner in these efforts.

       To the extent that he may lawfully do so, John L. Petersen, our general counsel, will have the primary responsibility for offering our shares to cash investors, advisors, and the owners of potential targets who are not U.S. citizens or residents.

       Ms. Fonner, Mr. Dolan and Mr. Petersen are the only individuals who will participate in the offering of our shares. On the effective date of our registration statement, or as soon thereafter as practicable, we intend to print at least 2,000 copies of this prospectus. Thereafter, our officers intend to mail copies of the prospectus to potential cash investors who are known to them. They also intend to mail copies of the prospectus to their personal networks of investment bankers, venture capitalists, broker-dealers, attorneys and other members of the financial community who they believe are likely to be involved with suitable potential targets. We may host formal or informal information meetings for investment bankers; venture capitalists, broker-dealers, attorneys and other members of the financial community who we believe are likely to be involved with suitable potential targets. We do not intend to hold public meetings for potential cash investors or use print advertising or other forms of mass solicitation.

       We anticipate that our prospectus mailing and information meetings will likely generate interest from potential cash investors and the owners of potential targets. We also anticipate that persons who are not presently known to our officers may come to know about our offering from other sources including the Edgar system. To the extent that any of these activities result in an inquiry from a prospective investor, the inquiry will be referred to one of the three officers identified above who will thereafter have principal responsibility for the offering process. With the assistance of counsel, we intend to implement offering protocols and procedures that will ensure compliance with the requirements of applicable federal and state law.

      While Ms. Fonner, Mr. Dolan and Mr. Petersen will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, they will not seek registration as brokers because they intend to conduct our offering in compliance with the safe harbor exemptions found in SEC Rule 3a4-1(a)(4)(ii). This safe harbor exemption provides that an associated person of an issuer will not be deemed to be a broker solely by reason of his participation in the sale of securities if:

     (1) He is not subject to a statutory disqualification under the Securities Exchange Act;

     (2) He is not compensated in connection with his participation in the sale of our shares by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     (3) He is not an associated person of a broker or dealer while participating in the sale of our securities; and

     (4)  He  meets  the   conditions   of  any  one  of  the   following
          sub-paragraphs: ...

          (ii) He meets all of the following conditions.

               (A) He primarily performs substantial duties otherwise than in connection with securities transactions;

               (B) He has not been a broker, dealer or associated person of a broker-dealer for at least 12 months; and

               (C) He does not participate in the sale of securities for any issuer more than once every 12 months.

          ..."

     If it is later determined that Rule 3a4-1(a)(4)(ii) or an alternative exemption from the broker registration requirements is unavailable to exempt the activities of Ms. Fonner, Mr. Dolan and Mr. Petersen, we will either retain a registered broker or ensure that appropriate registrations are obtained before selling activities commence.

      Our board of directors has reserved the right to enter into an underwriting contract with one or more broker-dealers on a "best efforts" or "firm commitment" basis. If we ultimately decide to enter into such an agreement, commissions and expenses within the guidelines of the National Association of Securities Dealers will be negotiated. In the event we enter into an underwriting or other agreement with a broker-dealer, we will halt sales and file an amendment to our registration statement. However, we have no present intention of using a broker-dealer.

Initial Public Offering

      We are offering to sell 500,000 shares of common stock to investors for $0.25 per share. We will offer our shares on an "all or none" basis for a period of 180 days from the date of this prospectus. We intend to offer our shares for sale in the State of New York. To the extent we may do so in compliance with applicable law, we may also offer our shares for sale in other states. We also intend to offer shares to persons who are not residents of the United States, but only to the extent we may lawfully do so. No person or group has made any commitment to purchase any of the shares offered by us.

      We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities. We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to seek a listing for our common stock until we have closed on a business combination and the certificates for our shares have been released from the Rule 491 escrow. We do not intend to use consultants to obtain market makers. No officer, director, promoter or affiliate of our company, or anyone acting at their direction, will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that ultimately makes a market in our shares. Our investors shall make their own decisions regarding whether to hold or sell their shares. We will not attempt to exercise any influence over investors' decisions.

How to Purchase Shares In Our Initial Public Offering

     We are offering the shares in 1,000 share blocks. The minimum subscription we will accept from an investor is 1,000 shares ($250) and the maximum subscription we will accept is 10,000 shares ($2,500). Investors may subscribe to purchase shares by completing the subscription agreement and delivering it to us prior to the expiration date.

     Subscribers must pay $0.25 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "Win or Lose Acquisition Corporation-Escrow Account." We will deposit all subscription funds in a Rule 419 escrow with First Union National Bank. If all 500,000 shares are not sold to investors within 180 days from the date of this prospectus, we will terminate this offering and return all subscription funds to investors within five days, together with any interest earned on the Rule 419 escrow.

     If we sell all 500,000 shares, $12,500 in offering proceeds will be released to us. All remaining offering proceeds and accumulated interest will be retained in the Rule 419 escrow until we have negotiated a business combination, complied with the disclosure and reconfirmation requirements of Rule 419, and completed the business combination. Our founders will contribute $12,500 of their personal funds to the Rule 419 escrow on the closing date. Therefore, the initial balance of the Rule 419 escrow will equal or exceed the gross proceeds of this offering. The funds on deposit in the Rule 419 escrow will be held in trust for the sole benefit of investors.

      If we sell all 500,000 shares, we will not separately account for interest earned on the Rule 419 escrow during the offering period. Instead, all interest income will be added to the proceeds of the offering. Thereafter, the amount on deposit in the Rule 419 escrow on any given date will equal the sum of (a) $112,500 in subscription proceeds, (b) $12,500 contributed by our founders, and
(c) the interest earned on the escrow funds. If we are required to make a distribution to investors from the Rule 419 escrow, the escrow agent will determine the balance of escrow funds as of the distribution date, and then divide that balance by 500,000 to arrive at a per share distribution value.

     Our officers and directors will not be permitted to purchase shares in connection with this offering. This prohibition will extend to immediate family members of our officers and directors who live in the same household.

Issuance of Compensation Shares

      Our limited cash resources will not permit us to compensate our officers and advisors with cash. Instead, we will need to negotiate agreements whereby advisors agree to work for newly issued shares of our common stock. To facilitate the negotiation of such agreements, our registration statement includes 500,000 shares of common stock that are reserved for issuance as compensation for services rendered during the period between the date of this prospectus and the commencement of our reconfirmation offering.

     It is impossible to specifically identify the individuals or classes of individuals who may be paid with compensation shares. At the date of this prospectus, however, we anticipate that we will offer compensation shares to individual employees of Capston; financial and business consultants who are retained to assist in our investigation of potential targets; industry specific professionals who are retained to assist in our evaluation of potential targets; and other financial and business consultants who possess the specialized education, skills and abilities necessary for the successful implementation of our business plan. Compensation shares may only be issued to natural persons for bona-fide services that are rendered to our company between the date of this prospectus and the commencement of our reconfirmation offering. Compensation shares may not be issued: (a) in payment of finders' fees or commissions for the sale of our shares to investors; (b) in payment of finders' fees or commissions for the introduction of a target; (c) for services rendered in connection with the offer or sale of securities in a capital-raising transaction; or (d) for services that directly or indirectly promote or maintain a market for the securities of the combined companies.

     Our board of directors will have unlimited discretion to decide whether to offer compensation shares to a particular individual. In negotiating personal service contracts with recipients of compensation shares, we intend to consider the fair value of the services rendered, the initial public offering price of our shares, the likelihood that we will successfully implement our business plan and other factors that we deem relevant under the circumstances. Each issuance of compensation shares will be supported by a written personal service contract that describes the specific services to be rendered, establishes a value for those services and establishes a value for the compensation shares. We do not intend to value compensation shares at less than $.25 per share and we do not intend to pay premium rates for the services rendered by advisors who agree to work in exchange for compensation shares.

      All personal service contracts with individuals who receive compensation shares will be subject to the escrow requirements of Rule 419 and incorporate the following contractual resale restrictions.

     o No proceeds from the resale of compensation shares may be paid to the combined companies, or used directly or indirectly for the payment of any expenses of our company or its affiliates.

     o A holder may not be involved in any activities that promote or maintain a market for our stock.

     o A holder may not engage in "buy-side" trading activities, hedging transactions or other activities that could reasonably be expected to influence the market for our stock.

     o A holder may not sell any shares at a discount to the quoted bid price of the stock at the time of sale.

     o If a holder engages in multiple sales in any five-day period, he may not sell any shares at a price that is lower than the last price he received.

     o A holder may not sell more than 10% of his compensation shares in any calendar month without the written consent of the combined companies.

     o Each holder must retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system.

     The combined companies will retain the discretionary right to waive the volume limitation, but will not be obligated to do so. All other contractual resale restrictions will be binding on each holder of compensation shares for as long as he owns compensation shares.

     When our board of directors approves an award of compensation shares, the stock certificate for such shares will be issued in the name of the owner and deposited in the Rule 419 escrow. If we negotiate a business combination and successfully complete our reconfirmation offering, the compensation shares will be released from the Rule 419 escrow at the same time and in the same manner as the shares sold to investors. Thereafter, subject to the contractual resale restrictions and the requirements of applicable law, certain owners of compensation shares will be entitled to resell them from time to time. If we fail to negotiate a business combination, the owners of compensation shares will only be entitled to receive a pro rata share of any liquidating distributions we make to our stockholders.

     All compensation shares that are not issued to advisors will be allocated to our officers in the following fixed sharing percentages which may not be changed to give effect to events occurring after the date of this prospectus.

         Name                   Position                        Percentage
     Sally A. Fonner          President                            25%
     Mark R. Dolan            Executive Vice President, Director   25%
     John L. Petersen         General Counsel, Director            25%
     Rachel A. Fefer          Secretary, Treasurer, Director       25%

     All compensation shares issued to our officers will be removed from registration in connection with our reconfirmation offering and thereafter be treated as restricted securities that were first issued on the closing date of the business combination.

     The final prospectus for our reconfirmation offering will identify each person who receives compensation shares, disclose the number of shares issued to him and provide a brief description of the services rendered. Copies of all compensation share agreements will be filed as exhibits to our registration statement.

Issuance of Acquisition Shares

     We will offer to issue up to 12,500,000 acquisition shares to the owners of a target in connection with a business combination. These acquisition shares have been included in and registered by our registration statement.

     We believe that a significant number of adequately-financed private companies want to go public, but have been unable to conduct an IPO because of uncertain market conditions. Promptly after the effective date of our registration statement, Ms. Fonner, Mr. Dolan and Mr. Petersen will open discussions within their personal networks of investment bankers, venture capitalists, broker-dealers, attorneys and other members of the financial community who they believe are likely to be involved with suitable potential targets. Mr. Dolan and Mr. Petersen may also open discussions with current and former clients that have previously expressed an interest in going public. In each case where a potential target or its representative expresses an interest in considering a business combination with our company, we will provide copies of our prospectus to the potential target or its representative and request preliminary due diligence materials from the potential target. We do not intend to hold public meetings for potential targets or use print advertising or other forms of mass solicitation..

     We intend to devote several months to the process of gathering and evaluating information on potential targets. We hope that this process will result in the submission of due diligence information on several potential targets. Over time, we expect our evaluation process to reduce the number of potential targets to a single acquisition. If we are able to successfully complete our selection and evaluation process, we will endeavor to negotiate a business combination agreement and conduct our reconfirmation offering. While we hope to engage in preliminary discussions with several potential targets, we believe that the acquisition shares will ultimately be issued to the owners of a single target. We do not intend to negotiate multiple or sequential acquisitions.

     In the unlikely event that our evaluations proceed more rapidly than presently anticipated and a material acquisition becomes probable prior to the completion of this offering, we will immediately suspend the offer and sale of our shares and file a post-effective amendment to our registration statement. This post-effective amendment will disclose the information specified by Form S-1 and the applicable Industry Guides, including financial statements of our company and the target, as well as the pro forma financial information required by Form S-1 and the applicable SEC rules and regulations. Given the time required to engage in preliminary discussions, deliver a copy of our prospectus to a potential target, assemble a due diligence package, conduct a detailed investigation and negotiate the fundamental terms of a business combination, we believe it unlikely that an acquisition will become probable during the 180-day offering period.

     Subject to the limits described in this prospectus, our officers and directors will have broad discretion in negotiating the structure and terms of a business combination. All of the terms of a business combination will be determined by arms-length negotiations between our officers and directors and the representatives of a potential target. Any acquisition shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Offer and Sale of Founders' Shares by Selling Stockholders

     We have included 1,500,000 founders' shares in our registration statement. Certificates for the founders' shares will be deposited in the Rule 419 escrow on the closing date of this offering. When we select a final acquisition target, our founders will offer to sell up to 1,500,000 founders' shares to the owners of the target. Our company's offer to the owners of the target will not be contingent on an agreement to purchase the founders' shares and no person will be required to purchase the founders' shares as a condition precedent to a business combination. In addition, any transaction involving the resale of the founders' shares will be subject to the following conditions:

     o Founders' shares may not be sold unless the sale is a negotiated element of a business combination;

     o Our founders may not resell founders' shares may at a price that represents a premium to the per share value received by our company.

     o Founders' shares may not be sold unless all material terms and conditions of the associated business combination have been described in a post-effective amendment to our registration statement and the requisite percentage of our investors have accepted the terms of our reconfirmation offering.

     o Founders' shares may not be sold unless all material terms and conditions of sale have been described the post-effective amendment to our registration statement; and

     o The sale transaction may not close until the associated business combination has closed.

     The table on the following page provides certain information with respect to the ownership interests of the selling stockholders, including:

     o The identity of each person who may sell all or a portion of their founders' shares.

     o    The  number  of   founders'   shares   owned  by  each  selling
          stockholder before this offering.

     o    The maximum number of compensation shares that will be issuable
          to  each  selling   stockholder,   assuming  that  all  of  the
          compensation shares are ultimately issued to our officers.

     o The number of founders' shares registered for resale in connection with a business combination.

     o The maximum number of shares that will be owned by each selling stockholder after a business combination, assuming that (a) all of the compensation shares are ultimately issued to our officers, and (b) all 1,500,000 founders' shares are ultimately sold to the owners of a target.

     If all acquisition shares are issued and all founders' shares are sold in connection with a business combination, none of our founders will own more than 1% of our common stock after completion of a business combination.

                          Ownership Compensation  Founders    Ownership
    Identity of            before   shares to beshares to be    after  Ownership
Selling Stockholder       offering received (1)(2)sold (2)(3)combinationpercent
John L. Petersen          500,000     125,000    (500,000)    125,000    0.83%
Mark R. Dolan             500,000     125,000    (500,000)    125,000    0.83%
Rachel A. Fefer           500,000     125,000    (500,000)    125,000    0.83%

     (1) All compensation shares that are not issued to independent advisors will be issued to our officers.

     (2) The founders' shares are the only shares that may be offered for sale by our founders in connection with a business combination.

     It is possible that our company will be presented with a situation where two acceptable targets are willing to enter into a business combination with our company, and the owners of one potential target are willing to purchase the founders' shares while the owners of the other target are not. In such an event, the personal pecuniary interests of our officers may conflict with their fiduciary duties.

     If they are sold, we believe that the founders' shares will ultimately be transferred to the owners of a single target in connection with the closing of a business combination. We do not intend to negotiate multiple or sequential acquisitions and our founders may not sell or transfer the founder's shares to any person unless the transfer is affected in connection with a business combination. Subject to the foregoing, our founders will be permitted to sell all or any portion of the founders' shares. We will not receive any proceeds from the sale of the founders' shares. The terms of any agreements relating to the purchase and sale of the founders' shares will be determined by arms-length negotiations between our founders and the owners of a potential target. Any founders' shares that are not sold to the owners of a target in connection with a business combination will be removed from registration in connection with our reconfirmation offering.


                         SHARES ELIGIBLE FOR FUTURE SALE

General

     Upon the completion of this offering, we will have 2,500,000 shares of common stock outstanding. Upon completion of a business combination, we will have up to 15,000,000 shares of common stock outstanding. All of these shares have been included in and registered by our registration statement. While we have registered all of the shares that will be outstanding after the completion of a business combination, a stockholder's ability to resell registered shares of our stock will be dependent on:

     o His status as an affiliate or non-affiliate of our company before the business combination;

     o His status as an affiliate or non-affiliate of the target before the business combination

The following sections discuss the general rules that will be applicable to the resale of our securities by certain classes of stockholders.

Shares Eligible for Immediate Resale

Shares sold to the public 500,000 shares that will be sold to the public. Compensation shares Compensation shares issued to advisors who are not issued to our affiliates of our company and do not receive 5% or unaffiliated advisors more of the compensation shares. Acquisition shares Acquisition shares that are issued to persons who are issued to non-affiliates not affiliates of the target and do not receive 10% of the target or more of the acquisition shares.

      In general, the shares issued to the public, our non-affiliated advisors and the non-affiliated stockholders of the target will not be subject to any restrictions on resale under federal securities laws. Nevertheless, all of our non-affiliated advisors will agree in writing to abide by the contractual resale restrictions described in this prospectus.

Resale of Certain Acquisition Shares

      Securities and Exchange Commission Rule 145 establishes a limited safe harbor exemption for the open market resale of securities acquired in connection with certain types of business combination transactions. While it is possible to structure a business combination transaction in a form that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any business combination we enter into.

     In general, we intend to impose contractual resale restrictions with respect to all acquisition shares and founders' shares that are issued to or purchased by the following classes of persons:

     o    Officers, directors and affiliates of the Target; and

     o All other persons who receive 10% or more of the acquisition shares and founders' shares.

     Acquisition shares and founders' shares held by the classes of persons identified above will be treated as restricted securities that were first acquired on the closing date of the business combination transaction. Accordingly, such shares will not be eligible for resale for a period of one year after the closing date of the business combination unless the resale transaction is conducted pursuant to an effective registration statement under the Securities Act. During the second year after the closing of a business combination, acquisition shares and founders' shares held by the classes of persons identified above may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraphs (c), (e), (f) and (g) of Securities and Exchange Commission Rule 144.

     Any contractual or other arrangements that provide piggy-back or demand registration rights for any holders of acquisition shares and founders' shares will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Resale of Shares Held by Our Founders, Officers and Directors

     Compensation Shares. All compensation shares issued to our officers, their respective affiliates and persons who receive 5% or more of the compensation shares will be removed from registration in connection with our reconfirmation offering and thereafter be classified as restricted securities that were acquired on the closing date of the business combination transaction.

     As a result, all compensation shares held by our officers, their respective affiliates and persons who receive 5% or more of the compensation shares will not be eligible for resale for one year after the closing date of the business combination unless the resale transaction is conducted pursuant to an effective registration statement under the Act or an applicable exemption from registration. During the second year after the closing of a business combination, compensation shares held by our officers, their respective affiliates and persons who receive 5% or more of the compensation shares may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraphs (c), (e), (f) and (g) of Securities and Exchange Commission Rule 144.

      Unsold Founders' Shares. A total of 1,500,000 founders' have been included in and registered by our registration statement. If the founders' shares are not sold to the owners of a target in connection with a business combination, they will be removed from registration in connection with our reconfirmation offering. Each of our founders has agreed that they will not sell or otherwise transfer any founders' shares that are retained by them after the completion of a business combination unless the transaction is effected pursuant to an effective registration statement under the Act or an applicable exemption from registration.

     Registration Rights. Any contractual or other arrangements that provide piggy-back or demand registration rights for any of our officers, their respective affiliates or persons who receive more than 5% of the compensation shares will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Rule 144

     Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities" generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

     Under Rule 144 as currently in effect, a holder of "control securities," or restricted securities that are eligible for limited resale, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

     o    1% of the number of shares of common stock then outstanding, or

     o The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     To the extent that shares of a company are only listed on the OTC Bulletin Board or in the "Pink Sheets" the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.


                                     EXPERTS

     The financial statements included in this prospectus have been audited by Want & Ender, CPA, PC, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                  LEGAL MATTERS

     We are not a party to any legal proceedings.

     John L. Petersen, our general counsel, is a partner in the law firm of Petersen & Fefer and has been primarily responsible for the preparation and filing of our registration statement. Both Mr. Petersen and Ms. Fefer are officers, directors and principal stockholders of our company. Mr. Petersen has also served as Ms. Fonner's legal counsel for several years and intends to do so in the future. Mr. Petersen cannot be considered an independent attorney. Mr. Petersen will not render any formal legal opinions to our company or any person who enters into a business combination or other transaction with our company. To the extent that formal legal opinions are required, we will retain independent counsel to render them.

     The law firm of Astor Weiss & Kaplan, LLP, Philadelphia, Pennsylvania, has given us its opinion that (a) the outstanding founders' shares are duly authorized, validly issued, fully paid and non assessable common stock of our company, and (b) upon issuance, the shares, compensation shares and acquisition shares will be duly authorized, validly issued, fully paid and non assessable common stock of our company. Astor Weiss & Kaplan, LLP has not passed on any other legal matters in connection with this offering.

      The law firm of Arter & Hadden LLP, Dallas, Texas, will represent us in connection with certain matters arising under the securities laws of the various states where we will conduct this offering. Arter & Hadden LLP has not passed on any other legal matters in connection with this offering.


                  WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a Form S-1 registration statement under the Securities Act of 1933 with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.

                    THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Audited Financial Statements:                                            Page

Report of the Independent Auditors                                        F-2

Balance Sheet as of December 31, 2000                                     F-3

Statement of Changes in  Stockholders' Equity for
   the period  December  1, 2000 (date of inception)
   through December 31, 2000                                              F-4

Statement of Operations for the period
   December 1, 2000 (date of inception) through December 31, 2000         F-5

Statement of Cash Flow for the period
   December 1, 2000 (date of inception) through December 31, 2000         F-6

Notes to Financial Statements                                             F-7


Unaudited Financial Statements:

Balance Sheet as of September 30, 2001                                    F-3

Statement of Changes in Stockholders' Equity for the
   January 1, 2000 through September 30, 2001                             F-4

Statement of Operations for the
   three- and nine month periods ended September 30, 2001                 F-5

Statement of Cash Flow for the
   nine month period ended September 30, 2001                             F-6

Notes to Financial Statements                                             F-7

                    THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors of
      Win or Lose Acquisition Corporation

     We have audited the accompanying balance sheet of Win or Lose Acquisition Corporation (a Delaware corporation in the development stage) as of December 31, 2000, and the related statements of operations, changes in Stockholders' equity and cash flows for the period from inception (December 1, 2000) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Win or Lose Acquisition Corporation as of December 31, 2000, and the results of its operations and its cash flows for the period from inception (December 1, 2000) through December 31, 2000, in conformity with generally accepted accounting principles.

Want & Ender CPA PC
By Martin Ender, CPA


New York, New York
July 16, 2001

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                                 BALANCE SHEETS


ASSETS                                                                     September 30, 2001     December 31, 2000
                                                                              (Unaudited)             (Audited)

Current Assets:
    Cash                                                                         $ 38,426              $44,000
    Deposits and prepaid expenses                                                      62                   62
                                                                                      ---                  ---
       Total current assets                                                      $ 38,488              $44,062

Deferred Offering Costs
    Filing fees                                                                     2,440                  938
    Legal fees                                                                     75,531               17,540
                                                                                  -------              -------
       Total deferred offering costs                                               77,771               18,478

       Total Assets                                                              $116,259              $62,540
                                                                                 ========              =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
       Total current liabilities                                                      $--              $ 4,000

Long-term Debt
       Total long-term debt                                                           $--                  $--
                                                                                      ---                  ---

       Total Liabilities                                                              $--               $4,000
                                                                                      ---               ======

Stockholders' Equity
Common stock, $0.001 par value, 25,000,000 shares authorized, 1,500,000 shares issued and outstanding at December 31, 2000
    and September 30, 2001                                                        $ 1,500              $ 1,500
Preferred, $0.001 par value, 5,000,000 shares authorized,
    no shares issued and outstanding at December 31, 2000
    and September 30, 2001                                                             --                   --
Additional paid in capital                                                        123,046               65,255
Deficit accumulated during development stage                                       (8,287)              (8,215)
                                                                                  --------             --------

       Total Stockholder's Equity                                                $116,259              $58,540
                                                                                 ========              =======

       Total Liabilities and Equity                                              $116,259              $62,540
                                                                                 ========              =======














      The accompanying notes are an integral part of this Balance Sheet.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                                            Deficit
                                                                                          Accumulated
                                                                           Additional     During The
                                                  Common Stock               Paid-In      Development
                                              Shares        Par Value        Capital         Stage          Total

Issuance of stock to founders for cash      1,500,000        $1,500         $ 43,500            $--         $45,000

Direct payment of certain costs by affiliates
Organization costs paid by affiliates                                        $ 6,715                        $ 6,715
Offering costs paid by affiliates                  --            --         $ 15,040            $--         $15,040

Net Income (Loss)
For the period from December 1, 2000
    (Inception) through December 31, 2000          --           $--              $--        $(8,215)        $(8,215)
                                                   --           ---              ---        --------        --------

BALANCE, December 31, 2000                  1,500,000        $1,500         $ 65,255        $(8,215)        $58,540
                                            =========        ======         ========        ========        =======

Unaudited:

Direct payment of certain costs by affiliates
Additional offering costs paid by affiliates       --            --         $ 46,330            $--         $57,791

Net Income (Loss)
For the nine months
    ended September 30, 2001                       --           $--              $--          $ (72)          $ (72)
                                                   --           ---              ---          ------          ------

BALANCE, September 30, 2001                 1,500,000        $1,500         $111,585        $(8,287)       $116,259
                                            =========        ======         ========        ========       ========

























           The accompanying notes are an integral part of this Statement of Changes in Stockholders' Equity.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                            STATEMENTS OF OPERATIONS


                                                                 Interim Periods                  December 1, 2000
                                                             Ended September 30, 2001            (Inception) through
                                                            --------------------------
                                                        Three-Months           Nine-Months        December 31, 2000
                                                         (Unaudited)          (Unaudited)             (Audited)

Revenue                                                        $--                   $--                   $--

Expenses
    Organization Costs                                         $--                   $--               $ 7,215
    Operating Expenses                                          18                    72                 1,000
                                                               ---                   ---                ------

       Total Expenses                                         $ 18                  $ 72               $ 8,215

Net Income (Loss)                                            $ (18)                $ (72)             $ (8,215)
                                                             ======                ======             =========

Net Income (Loss) Per Common Share                             $--                   $--                $ (.01)
                                                               ===                   ===                =======

Number Of Common Shares Outstanding                      1,500,000             1,500,000             1,500,000
                                                         =========             =========             =========




































 The accompanying notes are an integral part of this Statement of Operations.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                             STATEMENTS OF CASH FLOW

                                                                              Nine-Months         December 1, 2000
                                                                                  Ended          (Inception) through
                                                                           September 30, 2001     December 31, 2000
                                                                              (Unaudited)             (Audited)

Cash flows from operating activities
    Net income (loss)                                                                $ (72)            $(8,215)
    Less organization costs paid by affiliates                                          --               6,715
                                                                                        --              ------
       Net cash operating loss                                                       $ (72)            $(1,500)

Change in operating assets and liabilities:
    (Increase) in deposits and prepaid expense                                                             (62)
    Increase (decrease) in current liabilities                                      (4,000)              4,000
                                                                                   --------             ------
    Net cash provided by (used in) operating activities                            ($4,000)            $ 3,938

Cash flows from financing activities
    Proceeds from issuance of common stock                                                             $45,000
    (Increase) in deferred offering costs incurred by the company                   (1,502)             (3,438)
                                                                                    -------             -------
    Net cash provided by (used in) financing activities                             $1,502             $41,562
                                                                                    ------             -------

    Net increase (decrease) in cash                                                ($5,574)            $44,000

Cash balance, beginning of period                                                  $44,000                 $--
                                                                                   -------                 ---

Cash balance, end of period                                                        $38,426             $44,000
                                                                                   =======             =======

Supplemental disclosure of non-cash transactions
involving direct payment of certain costs by affiliates
    Proceeds from direct payment of organization costs by affiliates                                   $ 6,715
    Proceeds from direct payment of offering costs by affiliates                   $57,791              15,040
                                                                                   -------             -------
    Total non-cash transactions involving direct payments by affiliates            $57,791             $21,755
                                                                                   =======             =======






















      The accompanying notes are an integral part of this Statement of Cash Flows

                   WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
   (Information with respect to events occurring after December 31, 2000 is unaudited)


1.    Organization and Operations

     Win or Lose Acquisition Corporation (the "Company") was incorporated in the State of Delaware on December 1, 2000, for the purpose of raising capital through a public offering of securities (the "Proposed Offering), which will be used to effect a merger, acquisition or other business combination transaction (a "Business Combination") with an unidentified privately-held company (a "Target"). Since the Company has not yet identified Target, investors in the Proposed Offering will have virtually no substantive information available for advance consideration of any specific Target. The Company's business strategy may also be referred to as a "blind pool" because neither the management of the Company nor the investors in the Proposed Offering know what the business of the Company will be.

     The Company's business goal is to increase stockholder value by concluding a Business Combination with a suitable Target where the expected market value of the stock of the combined companies will be greater than the offering price of the Company's shares in the Proposed Offering.

     The Company is currently in the development stage. All activity of the Company to date relates to its organization and financing activities.

     The Company has not engaged in any substantive business activities to date and has no specific plans to engage in any particular business in the future. The Company's ability to commence operations is contingent upon completion of its' Proposed Offering.. The details of the Proposed Offering are discussed in
Note 2.

2.    Proposed Public Offering of Securities

     On December 20, 2000, the Company filed a Form S-1 registration statement under the Securities Act of 1933 for its Proposed Offering. The registration statement for the Proposed Offering includes a total of 13,500,000 shares of the Company's common stock, par value $0.001 per share, that will be offered by the Company and an additional 1,500,000 shares of the Company's common stock that will be offered by selling stockholders. The securities included in the registration statement are briefly described below

     o 500,000 shares of common stock that will be offered to the public by the Company at a cash offering price of $0.25 per share;

     o 500,000 shares of common stock that will be issued to the Company's officers and advisors as compensation for services rendered between the effective date of the registration statement and the closing of a business combination;

     o 1,500,000 shares of common stock that were sold to the Company's founders in connection with the organization of the Company and may resold to the owners of a Target in connection with a Business Combination; and

     o 12,500,000 shares of common stock that may be issued to the owners of a target in connection with a Business Combination.

     The Proposed Offering is subject to and will be conducted in compliance with Securities and Exchange Commission Rule 419, which was adopted to strengthen the regulation of securities offered by "blank check" companies. Rule 419 defines a blank check company as a development stage company (a) that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) is proposing to issue a "penny stock." For purposes of Rule 419, penny stocks include all shares that have a price of less than $5 per share and are not quoted in the Nasdaq system or listed on a stock exchange.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
   (Information with respect to events occurring after December 31, 2000 is unaudited)


2.    Proposed Public Offering of Securities--continued

     The cash proceeds of the Proposed Offering, which will be conducted on an "all or none" basis, will be $125,000. The Company will deposit all cash proceeds of the Proposed Offering in a segregated escrow account (the "Rule 419 escrow") until the escrow agent for the Rule 419 Escrow has received and cleared subscriptions for an aggregate of 500,000 shares, or $125,000. When the Proposed Offering has been completed and the company has delivered certificates for the shares to the escrow agent for the Rule 419 Escrow, 10% of the cash offering proceeds, or $12,500, will be released to the Company. Concurrently, the Company's founders will contribute $12,500 of their personal funds to the Rule 419 Escrow.

     The $112,500 in subscription funds, together with the $12,500 that will be contributed to the Rule 419 escrow by the Company's founders, will be held in trust for the sole benefit of the persons who purchase the Company's shares for cash in connection with the Proposed Offering until the earlier of (a) the consummation of a Business Combination or (b) the liquidation of the Company in accordance with the terms of its Certificate of Incorporation.

     The Company will deposit stock certificates for the shares sold to investors and the founders' shares and the Rule 419 escrow upon the successful completion of the cash portion of the Proposed Offering. It will subsequently deposit stock certificates for the compensation shares to the Rule 419 escrow upon issuance. The stock certificates on deposit in the Rule 419 escrow will be held in trust for the sole benefit of the beneficial owners of the shares until the shares are either released to the stockholders in compliance with the requirements of Rule 419 or returned to the company for cancellation.

     The funds on deposit in the Rule 419 escrow will not become an asset of the Company until the Company has completed a reconfirmation offering in compliance with the requirements of Rule 419. In connection with the Company's reconfirmation offering, each investor must affirmatively elect to accept delivery of his shares and release his pro rata share of the funds in the Rule 419 Escrow to the Company. In the absence of an affirmative election by an investor, the escrow agent will automatically mail such investor a distribution equal to his pro rata share of the money on deposit in the Rule 419 escrow and surrender the investor's stock certificates to the Company for cancellation.

     The Company and its founders expect to incur approximately $85,000 in out-of-pocket costs in connection with the Proposed Offering. The Company will pay a maximum of $11,000 of the offering costs from its own resources. All excess offering costs will be paid by the founders of the Company from their personal funds and accounted for as an additional capital contribution. The Proposed Offering is not expected to be a significant source of cash that can be used in the Company's business. As a result of its limited resources, the Company will, in all likelihood, have the ability to affect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

     The Company is unlikely to enter into an agreement with a Target that does not have sufficient net tangible assets or operating income to satisfy the minimum listing standards of the Nasdaq stock market. Therefore management expects a business combination to result in a change in control. After a change in control, the owners of the Target will have the right to appoint their own officers and directors, and the Company's current management will have no ability to influence future business decisions.

     Upon the completion of a Business Combination, the Company may not satisfy the criteria for the inclusion of its common stock in the Nasdaq system. In such an event, the Company's common stock will be traded on the over-the-counter market. It is anticipated that the common stock will qualify for listing on the OTC Bulletin Board; a NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market. It is also anticipated that the company's common stock will qualify for listing in the "Pink Sheets" published by National Quotation Bureau Incorporated. There can be no assurance that the liquidity and prices of the Company's common stock in the secondary market will not be adversely affected.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
   (Information with respect to events occurring after December 31, 2000 is unaudited)


     There is no assurance that the Company will be able to affect a Business Combination. If the Company is unable to negotiate a transaction within 15 months from the date of its prospectus or close a transaction within 17 months from the date of its prospectus, the Company's Certificate of Incorporation provides for the prompt liquidation of the Company. In that event, investors who purchase common stock for cash in connection with the Proposed Offering will be entitled to receive two distributions. The first distribution, which will be affected by the escrow agent for the Rule 419 Escrow, will equal 100% of the purchase price of the common stock, plus accumulated interest. The second distribution, which will be affected by the Company, will equal the investor's pro rata share of the Company's remaining assets, if any.

3.    Summary of Significant Accounting Policies

     Fiscal Year

     The Company's fiscal year begins on January 1 and ends on December 31 of each year. For the period ended December 31, 2000, the Company's Statements of Operations and Cash Flow reflect all transactions that arose between December 1, 2000, the inception date of the Company, and December 31, 2000.

     Interim Financial Statements

     The financial statements as of September 30, 2001 and for the three- and nine month periods ended September 30, 2001 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Net Income (Loss) Per Common Share

     The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB No. 98"). Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per common share ("Basic EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) per common share ("Diluted EPS") is computed by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents then outstanding.

     There were no warrants outstanding at either December 31, 2000 or September 30, 2001.

     Deferred Offering Costs

     During the period ended December 31, 2000, the Company incurred a total of $18,478 in costs associated with its Proposed Offering, including $938 in filing fees, and $17,540 in legal fees. Of this total, the Company paid $938 and the founders of the Company paid or agreed to pay $17,540 from their personal funds.

     During the period ended September 30, 2001, the Company incurred a total of $59,293 in additional costs associated with its Proposed Offering, including $1,502 in filing fees, and $57,791 in additional legal fees. Of this total amount, the Company paid $1,502 and the founders of the Company paid or agreed to pay $57,791 from their personal funds.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
   (Information with respect to events occurring after December 31, 2000 is unaudited)


3.    Summary of Significant Accounting Policies--continued

     Organization and Start-up Costs

     During the period ended December 31, 2000, the Company incurred a total of $7,215 in organization costs and $1,000 in audit fees which were accounted for as start-up costs. Of this total, the Company paid $1,500 and the founders of the Company paid or agreed to pay $6,715 from their personal funds. In accordance with FASB Statement of Position 98-5, all organization and start-up costs were charged to expense on a current basis during the period ended December 31, 2000.

     Additional Paid in Capital

     The Company has no obligation to reimburse organization and offering costs paid by its founders from their personal funds. In accordance with generally accepted accounting principles, additional paid-in capital was adjusted at December 31, 2000 to reflect the $21,755 in organization and offering costs that the founders of the Company had paid or agreed to pay. During the subsequent interim period, additional paid-in capital was adjusted by $57,791 to reflect the additional offering costs that the founders of the Company paid or agreed to pay on behalf of the Company.

     The following table summarizes the allocation of the organization and offering costs between the Company and its affiliates as of December 31, 2000 and September 30, 2001.

                                                            Allocated to      Allocated to
                                                             the Company       Affiliates          Total
    Organization costs                                           $ 500          $ 6,715           $ 7,215
    Offering costs incurred prior to December 31, 2000           3,438           15,040            18,478
                                                                ------          -------           -------
       Cumulative organization and offering costs
          as of December 31, 2000                               $3,938          $21,755           $25,693

    Additional costs incurred prior to September 30, 2001        1,502           57,791            59,293
                                                                ------          -------           -------
       Cumulative organization and offering costs
          as of September 30, 2001                              $5,440          $79,546           $84,986
                                                                ======          =======           =======

     Stock-Based Compensation

     In connection with the Proposed Offering, the Company intends to issue 500,000 shares of common stock to its officers and advisors as compensation for services rendered between the effective date of the registration statement and the commencement of the Company's reconfirmation offering. The compensation shares will be fully paid and nonassessable when they are issued and delivered to the escrow agent.

     The Company will account for stock-based compensation under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and will elect to continue the accounting set forth in APB No. 25, "Accounting for Stock Issued to Employees," and to provide the necessary pro forma disclosures as if the fair value method has been applied. No stock based compensation was paid or accrued during the year ended December 31, 2000 or the subsequent interim period ended September 30, 2001. When the Company issues the compensation shares described in
Note 2, it will recognize compensation expense in an amount equal to the fair market value of the compensation shares on the date of issuance.

     The Company will account for nonemployee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily determinable.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
   (Information with respect to events occurring after December 31, 2000 is unaudited)


4.    Capital Stock

     The Company's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock. The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than as described in the Proposed Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders participating in the Proposed Offering will occur.

     The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 5,000,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company's Common Stock. There are no shares of preferred stock issued or outstanding.

5.     Incentive Stock Plan

     The Company's 2000 Incentive Stock Plan was adopted by its board of directors and approved by its founders in connection with the organization of The Company. The total number of shares of common stock reserved for issuance under the plan will be the lesser of 750,000 shares, or 10% of the outstanding common stock of the Company immediately after the completion of a Business Combination.

     The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including
(i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

     The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise period for which incentive awards may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

6.    Related Party Transactions

     The Company expects to incur a total of $98,500 in offering costs prior to the completion of its Proposed Offering. The Company will pay a maximum of $11,000 in offering costs and its affiliates will pay any excess costs from their personal funds.

     During the year ended December 31, 2000, the Company incurred$7,215 in organization costs and $18,478 in offering costs. The founders of the Company paid or agreed to pay $6,715 of the organization costs and $15,040 of the offering costs from their personal funds.

     During the interim period ended September 30, 2001, the Company incurred an additional $59,293 in offering costs. The founders of the Company paid or agreed to pay $57,791 of the additional offering costs from their personal funds.

                       WIN OR LOSE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS
   (Information with respect to events occurring after December 31, 2000 is unaudited)


6.    Related Party Transactions--continued

     The following table summarizes differences between the organization and offering costs that the Company's founders had agreed to pay as of December 31, 2000 and September 30, 2001 and the amounts actually paid by them prior to such dates.

       Organization costs assumed by founders prior to December 31, 2000                          $ 6,715
       Offering costs assumed by founders prior to December 31, 2000                               15,040
                                                                                                  -------
       Cumulative organization and offering costs assumed by founders at December 31, 2000        $21,755

       Less: payments made before December 31, 2000                                                (5,000)
                                                                                                  --------
       Unpaid balance at December 31, 2000                                                        $16,755

       Additional offering costs assumed by founders prior to September 30, 2001                   57,791
       Less: payments made before September 30, 2001                                              (57,942)
                                                                                                 ---------
       Unpaid balance at September 30, 2001                                                       $18,092

7.    Administration Agreement

     Sally A. Fonner, the president of the Company, is the sole stockholder, officer and director of Capston Network Company ("Capston"). Capston will provide certain services to the Company pursuant to the terms of an administration agreement between Capston, the Company and the founders of the Company. Capston's only compensation for the facilities and services it provides the Company will be a variable interest in the cash proceeds, if any, received by the founders from their resale of the founders' shares. Under the terms of the administration and marketing agreement, the founders will jointly pay Capston a cash fee equal to:

     o 80% of the first $150,000 in cash proceeds from the sale of founders' shares; plus

     o 50% of the second $150,000 in cash proceeds from the sale of the founders' shares; plus

     o 20% of any additional cash proceeds received from the sale of the founders' shares.

8.    Income Taxes

     Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                    THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                                    S - 4                 INITIAL HERE _______



                           INSTRUCTIONS FOR INVESTORS

      If you want to subscribe to purchase shares of our common stock, you must:

     o Make a photocopy of the subscription agreement and complete all required information.

     o Initial each page and then sign the subscription agreement in the space indicated. o o Mail the executed subscription agreement, together with payment in the amount of $0.25 per share to:

                       Win or Lose Acquisition Corporation
                          c/o First Union National Bank
                              Corporate Trust Group
                           5847 San Felipe, Suite 1050
                              Houston, Texas 77057

      We are conducting our offering on an "all or none" basis and cannot conduct a closing until we have collected all checks and other instruments of payment. If you want to purchase your shares with a personal check, your subscription should be mailed to the escrow agent at least 10 days before the termination date of the offering. If you want to purchase your shares with a money order, cashiers check or bank wire transfer, your subscription should be mailed to the escrow agent at least five days before the termination date of the offering.

      We will deposit your money in a segregated subscription escrow until we have received subscriptions for 500,000 shares. If all of the shares are not purchased within 180 days, we will terminate this offering and refund your money within five days, together with any interest we earn on the subscription escrow.



                     WIN OR LOSE ACQUISITION CORPORATION
              SUBSCRIPTION AGREEMENT FOR SHARES OF COMMON STOCK



Win or Lose Acquisition Corporation
1268 Bayshore Boulevard
Dunedin, Florida 33755

Gentlemen,

1. I have received a complete copy of the prospectus dated July __, 2001 for an initial public offering of the common stock of Win or Lose Acquisition Corporation (the "Company"). I have been advised that:

     (a) The Company is offering to sell 500,000 shares of common stock to the public for cash. The Company is a "blank check company," as that term is defined in Securities and Exchange Commission Rule 419, and the initial public offering is being conducted in accordance with the requirements of Rule 419.

     (b) The minimum subscription that will be accepted from any investor is 1,000 shares of common stock and the maximum subscription that will be accepted from any investor is 10,000 shares. The Company has reserved the right to cancel or modify the offering at any time and to accept or reject subscriptions in whole or in part.

     (c) All subscriptions to purchase the Company's shares will be delivered directly to First Union National Bank, as escrow agent for the Rule 419 escrow described in the Company's prospectus. If fully paid subscriptions for 500,000 shares are not received on or before October __, 2001, my subscription funds will be returned to me, together will simple interest at passbook savings rates.

     (d) I will be required to retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system.

     (e) When the Company delivers certificates for my shares to the escrow agent for the Rule 419 escrow, my ownership will be represented by two stock certificates: one for 100 shares, which will be imprinted with a restrictive legend that describes the applicable resale limitations, and a second for the balance of my shares.

     (f) When the Company delivers certificates for my shares to the Rule 419 escrow, the escrow agent will promptly release the sum of $0.025 per share to the Company. My shares will be fully paid and nonassessable stock upon issuance, but will be subject to the provisions of this Subscription Agreement until they are released from the Rule 419 escrow. My stock certificates and all remaining subscription funds will be retained in the Rule 419 escrow until the Company complies with Rule 419 or until the Rule 419 escrow is terminated, whichever occurs first.

     (g) Except as set forth in this Subscription Agreement, I will not have the right to withdraw my subscription or demand the return of my share of the funds on deposit in the Rule 419 escrow. I understand that I will not be permitted to sell, pledge or otherwise transfer my shares, or any interest therein, until the Company has complied with Rule 419 and the escrow agent has mailed my stock certificates to me.

     (h) THE COMPANY'S Shares are EXTREMELY speculative AND The offering described in THE Prospectus involves a VERY high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in THE COMPANY'S Shares.

2. If the Company fails to negotiate a proposed business combination or other acquisition within the time limits specified in its Certificate of Incorporation, the board of directors will promptly commence the liquidation of the Company and I will, upon completion of the liquidation, receive from the Company a liquidating distribution equal to my pro rata share of the Company's remaining assets.

3. If the Company is liquidated in accordance with the provisions of paragraph 2 of this Subscription Agreement or otherwise fails to negotiate a proposed business combination or other acquisition within the time limits specified in Rule 419, the escrow agent will, within 5 business days, surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

4. If the Company negotiates a proposed business combination or other acquisition within the time limits specified in the prospectus, I will be sent a new prospectus that provides a detailed description of the proposed acquisition and the other information required by Rule 419. The new prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company's registration statement that contains the new prospectus. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

     (a) Remain a stockholder of the Company and instruct the escrow agent to release the additional subscription payment specified in paragraph 7 to the Company, or

     (b) Instruct the escrow agent to surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

5. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation agreement and send the executed agreement to the escrow agent within the reconfirmation period specified in the new prospectus. If the escrow agent does not receive an executed reconfirmation agreement from me within the period specified in the new prospectus, the escrow agent will, within 5 business days after the expiration of the reconfirmation period, surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

6. Even if I elect to remain a stockholder of the Company, that election will be subject to the reconfirmation threshold specified in the Company's new prospectus. Therefore, if a sufficient number of other purchasers of the Company's shares do not also execute reconfirmation agreements within the period specified in the new prospectus, the escrow agent will, within 5 business days after the expiration of the reconfirmation period, surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

7. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's new prospectus is met, the additional subscription payment for the shares purchased by me shall be equal to my pro rata share of the funds then on deposit in the Rule 419 escrow.

8. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's new prospectus is met, the additional subscription payment will by paid to the Company from the Rule 419 escrow within 5 business days after the escrow agent receives a notice from the Company that a business combination has been completed and all other conditions to the release of my funds and the termination of the Rule 419 escrow have been satisfied. The escrow agent will mail my stock certificates to me at the same time.

9. Subject to all of the foregoing, I (we) hereby subscribe to purchase _____________ shares of the Company's common stock. I (we) have executed this signature page to the Subscription Agreement on the date set forth below and forwarded the executed signature page, together with payment of the subscription price, to the subscription escrow agent.


      Executed in the City of _________________, State of ________________
this ___ day of ___________, 2001



(Signature of Investor)

                        GENERAL REGISTRATION INFORMATION

      Please register my shares as follows



(Name of Registered Owner)                (Name of Co-owner, if any)



(Social Security or Federal Tax I.D. Number)



(Street Address)



(City, State, Zip Code)

                        SPECIAL REGISTRATION INSTRUCTIONS

            Please register our joint ownership as follows.

            As tenants in common.
            As tenants by the entireties.
            As joint tenants with right of survivorship and not as tenants in common.

            Please register my gift under the Uniform Gifts to Minors Act as follows:

              ___________________________________, custodian for

              ___________________________________

              under the Uniform Gifts to Minors Act of the State of

              ________________________.

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

































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



                       Win or Lose Acquisition Corporation

                        15,000,000 shares of common stock



















































                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 738-5838

Part II-6

                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of September 30, 2001, and the additional expenses we expect to incur in connection with our cash offering and our offering of compensation shares. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.

                                                             Cumulative        Estimated           Total
                                                            Expenses at        Additional        Estimated
                                                         September 30, 2001     Expenses         Expenses
SEC registration fee                                              $ 938               $              $ 938
State registration fees                                           1,502                              1,502
Accounting fees and expenses                                                         500               500
Fees of Delaware counsel                                         11,231            1,269            12,500
Fees of special securities and counsel                           64,100           10,900            75,000
Rule 419 escrow agent fees                                                         2,500             2,500
Printing and engraving expenses                                                    2,500             2,500
Miscellaneous expenses                                                             3,060             3,060
                                                                      -           ------            ------
Total Offering Costs                                            $77,771          $20,729           $98,500
Less: Direct payments by affiliates                             $72,831          $14,669           $87,500
                                                                -------          -------           -------

Net costs paid or payable by registrant                         $ 4,940          $ 6,060           $11,000
                                                                =======          =======           =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Certificate of Incorporation provides for indemnification of officers and directors as follows:

     ELEVENTH: To the fullest extent permitted by law, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

     The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

     Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information relating to all securities of Registrant sold by it since December 1, 2000, the date of Registrant's inception. All of such shares of common stock were purchased on December 20, 2000, at a price of $0.03 per share, which was paid in cash.

Name                                                            Number of Shares
John L. Petersen                                                    500,000
Rachel A. Fefer                                                     500,000
Mark R. Dolan                                                       500,000
                                                                   --------
Total                                                             1,500,000
                                                                  =========

     Exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

     3.1  Certificate of Incorporation of Registrant +
     4.1  By-laws of Registrant +
     4.2  Form of certificate evidencing shares of common stock +
     4.3 Definitive Rule 419 Escrow Agreement between the Registrant and First Union National Bank as escrow agent (A-2)
     4.4 Addendum No. 1 to Rule 419 Escrow Agreement between the Registrant and First Union National Bank as Escrow Agent (A-4)
     5.1 Opinion of Astor Weiss & Kaplan, LLP, respecting legality of common stock (A-3)
     10.1 2000   Incentive   Stock  Plan  of  Win  or  Lose   Acquisition
          Corporation +
     10.2 Administration Agreement, dated as of July 16, 2001 between the Registrant, all current stockholders of the Registrant, and Capston Network Company (A-2)
     10.3 Intellectual Property License Agreement, effective as of December 20, 2000 between Petersen & Fefer, Attorneys at Law and Win or Lose Acquisition Corporation
     23.1 Consent of Want & Ender, CPA, PC.
     23.2 Consent of Astor Weiss & Kaplan, LLP (included in Exhibit 5.1)
     24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)
     27.1 Financial Data Schedule

     + Previously filed as Exhibits to our original registration statement on Form S-1. (A-#) Previously filed as an Exhibit to the specified amendment to our registration statement on Form S-1.

      (b)   Financial Statement Schedules.

     Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

      Registrant hereby undertakes:

     (1)  To file,  during any period in which  offers or sales are being
          made,  a   post-effective   amendment   to  this   Registration
          Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this
          Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunedin, State of Florida, on the 31st day of October 2001.

                                          Win or Lose Acquisition Corporation



                                                          /s/
                                          ------------------------------------
                                          Sally A. Fonner, President



                                                          /s/
                                          ------------------------------------
                                          Rachel A. Fefer, principal
                                          financial officer



                                                          /s/
                                          ------------------------------------
                                          John L. Petersen, principal
                                          accounting officer

      Each of the officers and directors of Win or Lose Acquisition Corporation whose signature appears below hereby constitutes and appoints Sally A. Fonner and Mark R. Dolan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                            Date



           /s/
------------------------
Sally A. Fonner               President                   October 31, 2001



           /s/
------------------------
Mark R. Dolan                 Executive Vice President    October 31, 2001
                               and Director


           /s/
------------------------
Rachel A. Fefer               Secretary/Treasurer         October 31, 2001
                               and Director


           /s/
------------------------
John L. Petersen              General Counsel             October 31, 2001
                               and Director